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File Pursuant to Rule 424(b)(3)
File Number 333-156219

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per note	Proposed maximum aggregate offering price(1)	Amount of registration fee

6.676% Senior Subordinated Notes due 2021	(1)	(1)	(1)	(1)

(1)
An indeterminate amount of securities are being registered hereby to be offered solely for market-making purposes by specified affiliates of the registrant. Pursuant to Rule 457(q) under the Securities Act of 1933, as amended, no filing fee is required with respect to such securities.

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 17, 2008)

$2,938,669,000
HSBC Finance Corporation
6.676% Senior Subordinated Notes due January 15, 2021

We will pay interest on the 6.676% Senior Subordinated Notes due January 15, 2021 (the "notes") semi-annually on January 15 and July 15 of each year commencing July 15, 2011 at a rate equal to 6.676% per annum. We may not redeem the notes before maturity.

The notes are senior subordinated, unsecured obligations of HSBC Finance Corporation and rank junior to our senior indebtedness.

Neither the Federal Deposit Insurance Corporation nor any other government agency has insured the notes.

No redemption, defeasance or early repayment of amounts owed under the notes may be made without the prior written consent of the Board of Governors of the Federal Reserve System and the Financial Services Authority of the United Kingdom.

The notes have not been approved or disapproved by the Securities and Exchange Commission (the "SEC") or any state or foreign securities commission or regulator, nor has the SEC or any state or foreign securities commission or regulator passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is unlawful and may be a criminal offense.

You should consider the risk factors beginning on page S-9 of this prospectus supplement before making an investment in the notes.

This prospectus supplement has been prepared for and may be used by HSBC Securities (USA) Inc. (the "Market Maker") and its affiliates in connection with offers and sales of the notes related to market-making transactions in the notes in the secondary market effected from time to time. The Market Maker and its affiliates may act as principal or agent in such transactions. Sales of notes pursuant to this prospectus supplement will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. HSBC Finance Corporation will not receive any proceeds from such sales.

The date of this prospectus supplement is October 17, 2011.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any document incorporated by reference is accurate only as of the date of the relevant document. Our business, financial condition, results of operations and prospects may have changed since such dates.

Prospectus Supplement

Prospectus

GENERAL INFORMATION

        As used in this prospectus supplement and the accompanying prospectus, "us," "we", "our" or "HSBC Finance" refers to HSBC Finance Corporation, excluding its subsidiaries and affiliates unless the context otherwise requires or unless otherwise specified.

AVAILABLE INFORMATION

        We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus supplement and the accompanying prospectus the information that we file. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

  •
  Annual Report on Form 10-K, as amended by the Annual Report on Form 10-K/A, for the fiscal year ended December 31, 2010;

  •
  Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011 and June 30, 2011; and

  •
  Current Reports on Form 8-K filed May 27, 2011, June 15, 2011, July 28, 2011, August 10, 2011, August 12, 2011 and September 16, 2011.

        You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

HSBC Finance Corporation
26525 North Riverwoods Boulevard
Mettawa, Illinois 60045
Attention: Corporate Secretary
Telephone: (224) 544-2000

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, may contain certain statements that may be forward-looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, HSBC Finance may make or approve certain statements in future filings with the SEC, in press releases, or oral or written presentations by representatives of HSBC Finance that are not statements of historical fact and may also constitute forward-looking statements. Words such as "may," "will," "should," "would," "could," "appears," "believe," "intends," "expects," "estimates," "targeted," "plans," "anticipates," "goal" and similar expressions are intended to identify forward-looking statements but should not be considered as the only means through which these statements may be made. These matters or statements will relate to the HSBC Finance's future financial condition, economic forecast, results of operations, plans, objectives, performance or business developments and will involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from that which was expressed or implied by such forward-looking statements. Forward-looking statements are based on our current views and assumptions and speak only as of the date they are made.

        In addition, you should consider the risks described in "Risk Factors" in this prospectus supplement, the information under Item 1A ("Risk Factors") and Item 7A ("Quantitative and Qualitative Disclosures About Market Risk") in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and the information under Item 2 ("Management's Discussion and Analysis of Financial Conditions and Results of Operations—Risk Management") and Item 3 ("Quantitative and Qualitative Disclosures About Market Risk") in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011 and June 30, 2011, which could also cause actual results to differ from forward-looking information. In light of these and other uncertainties, the forward-looking statements included in this document should not be regarded as a representation by us that any of our plans and objectives will be achieved.

        We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY

        This summary highlights some of the information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus to help you understand our business and the notes. It does not contain all of the information that is important to you. You should carefully read this prospectus supplement and the accompanying prospectus in their entirety, including the information incorporated by reference, to understand fully the terms of the notes, as well as the other considerations that are important to you in making your decision whether to invest in the notes. You should pay special attention to the "Risk Factors" beginning on page S-9 and the section entitled "Forward-Looking Statements" beginning on page S-1.

HSBC Finance Corporation

        Our subsidiaries provide lending products to middle-market consumers in the United States, and we are the principal fund raising vehicle for the operations of our subsidiaries. We trace our origins to 1878 and operated as a consumer finance company under the name Household Finance Corporation for most of our history. On March 28, 2003, HSBC Finance Corporation, formerly known as Household International, Inc., was acquired by a wholly owned subsidiary of HSBC Holdings plc ("HSBC Holdings").

        We are an indirect wholly-owned subsidiary of HSBC North America Holdings Inc. ("HSBC North America"), a bank holding company and an indirect wholly owned subsidiary of HSBC Holdings. HSBC Holdings, headquartered in London, England, is one of the largest banking and financial services organizations in the world. HSBC Holdings' ordinary shares are admitted to trading on the London Stock Exchange and are listed on The Stock Exchange of Hong Kong, Euronext Paris and the Bermuda Stock Exchange, and its American depository shares are listed on the New York Stock Exchange.

        Our lending products currently include MasterCard(1), Visa(1), American Express(1) and Discover(1) credit card receivables as well as private label receivables. We also offer specialty insurance products in the United States and Canada. Historically, we also provided several other types of loan products in the United States including real estate secured, personal non-credit card and auto finance loans as well as tax refund anticipation loans and related products, all of which we no longer originate.

(1)
MasterCard is a registered trademark of MasterCard International Incorporated (d/b/a MasterCard Worldwide); Visa is a registered trademark of Visa, Inc.; American Express is a registered trademark of American Express Company and Discover is a registered trademark of Discover Financial Services.

        In March 2010, we sold our auto finance servicing operations, including all related assets, as well as certain auto finance receivables with a carrying value of $927 million to Santander Consumer USA Inc. ("SC USA"). Under the terms of the sale agreement, we also agreed to assign our auto servicing facilities in San Diego, California and Lewisville, Texas to SC USA. In August 2010, we sold our remaining auto loan portfolio to SC USA with an outstanding principal balance of $2.6 billion at the time of sale. As a result, our Auto Finance business is now reported in discontinued operations.

        During the third quarter of 2010, the Internal Revenue Service ("IRS") announced it would stop providing information regarding certain unpaid obligations of a taxpayer (the "Debt Indicator"), which has historically served as a significant part of our underwriting process in our Taxpayer Financial Services ("TFS") business. We determined that, without use of the Debt Indicator, we could no longer offer the product that has historically accounted for the substantial majority of our TFS loan production and that we might not be able to offer the remaining products available under the program in a safe and sound manner. As a result, in December 2010, it was determined that we would not offer any tax refund anticipation loans or related products for the 2011 tax season and we exited the TFS business. As a result of this decision, our TFS business is now reported in discontinued operations.

        Until May 2008, when we sold our United Kingdom business to an affiliate, we also offered consumer loans and insurance products in the United Kingdom and the Republic of Ireland. The insurance operations in the United Kingdom were sold November 1, 2007 to Aviva plc and its subsidiaries ("Aviva") and from that time until May 2008, we distributed our insurance products in the United Kingdom through our branch network but they were underwritten by Aviva. Prior to the sale of our Canadian operations to an affiliate in November 2008, we also provided consumers several types of loan products in Canada.

Recent Developments

        On August 10, 2011, HSBC Finance, HSBC USA Inc. ("HUSI") and HSBC Technology and Services (USA) Inc. (collectively with HSBC Finance and HUSI, the "Sellers"), each an indirect wholly-owned subsidiary of HSBC Holdings, entered into a Purchase and Assumption Agreement (the "Purchase Agreement") with Capital One Financial Corporation (the "Purchaser") providing for the sale of the cards and retail services business managed by HSBC Finance and its subsidiaries (other than certain retained portfolios including the HSBC Bank USA, National Association, consumer credit card program and certain other retained assets and liabilities) ("CRS Business") to the Purchaser (the "Transaction").

        Subject to the terms and conditions of the Purchase Agreement, Purchaser will purchase the receivables related to the CRS Business at face value, certain real property related to the CRS Business at the property's appraised value and all other assets at net book value and will assume certain liabilities of the CRS Business, in each case, as determined as of the time the closing becomes effective (the "Effective Time") and subject to certain adjustments as described in the Purchase Agreement. Purchaser will also pay a premium equal to 8.75% of the face value of the receivables related to the CRS Business as of the Effective Time. As of June 30, 2011, HSBC Finance and its subsidiaries held a face value of approximately $9.39 billion of receivables related to the CRS Business and HUSI and its subsidiaries held a face value of approximately $20.18 billion of receivables related to the CRS Business. Based on figures as of June 30, 2011, the total consideration paid by Purchaser pursuant to the Purchase Agreement would be approximately $32.7 billion, including a premium of approximately $2.6 billion.

        Based on the current portfolio of the CRS Business, more than half of the customer loan balances subject to the Transaction will require partner consent to transfer to the Purchaser. To the extent such consents are not obtained, these partner relationships and related customer loan balances will not transfer and corresponding adjustments will be made to the consideration to be paid by the Purchaser. The premium payable by the Purchaser, however, will not be reduced if such consents are not obtained.

        The consideration may, at Purchaser's option, be paid in cash or in a combination of cash and shares of common stock, par value $0.01 per share, issued by Purchaser ("Consideration Shares") at a set price of $39.23 per Consideration Share, which represents the average closing prices of the existing shares of Purchaser's common stock on the New York Stock Exchange on August 8 and 9, 2011. A maximum of $750 million of the purchase price to be paid by Purchaser pursuant to the Purchase Agreement may be paid in Consideration Shares. In the event that any Consideration Shares are issued, the Sellers will receive customary resale registration rights.

        Consummation of the Transaction is subject to the receipt of required regulatory approvals and the satisfactory completion of required closing conditions. An allocation of the purchase price will be made at a later date, and the actual gain or loss that will be reported by each of HSBC Finance and HUSI, respectively, in respect of the Transaction will be determined by this allocation.

        See "Unaudited Pro Forma Condensed Financial Information" beginning on page S-13 for the pro forma adjustments relating to the Transaction.

Summary of the Notes

        The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes.

Issuer	HSBC Finance Corporation
Securities	Senior Subordinated Notes due January 2021 (the "notes")
Maturity	The notes mature on January 15, 2021.
Interest

The notes bear interest at a rate of 6.676% per annum and will be payable semi annually on each January 15, and July 15, beginning July 15, 2011 to the persons in whose names the notes are registered on the preceding January 1 or July 1, respectively, except that interest payable at maturity shall be paid to the same persons to whom principal of the notes is payable.

The notes were initially issued in transactions that were exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). We entered into registration rights agreements pursuant to which we agreed to file an exchange offer registration statement with the SEC to allow holders of the notes to exchange their notes for an equal principal amount of notes with substantially identical terms, except that such newly issued notes would generally be freely transferable under the Securities Act. Pursuant to the registration rights agreements, the registration statement relating to the exchange offer was required to be declared effective by the SEC on or prior to August 30, 2011. In the event the exchange offer registration statement was not effective on or prior to such date, additional interest at the rate of 0.25% per annum would accrue from and including August 30, 2011 to but excluding the date on which the exchange offer registration statement was declared effective. The exchange offer registration statement was declared effective by the SEC on September 16, 2011. Accordingly, the notes include additional interest accrued at the rate of 0.25% per annum in respect of the period from and including August 30, 2011 to but excluding September 16, 2011, which will be paid on the semi annual interest payment date of January 15, 2012.

In addition, pursuant to the registration rights agreements, the exchange offer was required to be consummated by October 14, 2011. In the event the exchange offer was not consummated by such date, additional interest at the rate of 0.25% per annum would accrue from and including October 14, 2011 to but excluding the date on which the exchange offer was consummated. The exchange offer was consummated on October 17, 2011. Accordingly, the notes include additional interest accrued at the rate of 0.25% per annum in respect of the period from and including October 14, 2011 to but excluding October 17, 2011, which will be paid on the semi annual interest payment date of January 15, 2012.

Ranking	The notes constitute senior subordinated unsecured indebtedness of HSBC Finance and rank:

•       junior in right of payment to all existing and future senior indebtedness of HSBC Finance, which, for purposes of the indenture relating to the notes, includes indebtedness for borrowed money and all other creditors;

• equally in right of payment with any existing and future senior subordinated indebtedness of HSBC Finance;
• senior in right of payment to any existing and future indebtedness of HSBC Finance that is expressly subordinated in right of payment to the notes; and
• structurally subordinated to all of the existing and future indebtedness and other liabilities of the subsidiaries of HSBC Finance.

As of June 30, 2011, the notes would have been subordinated to approximately $60.3 billion of senior indebtedness outstanding, which includes $46.7 billion of long-term debt (including $3.8 billion of secured financings), $3.7 billion of commercial paper, $8.2 billion of debt owed to affiliates, and $1.8 billion of other liabilities (including $161 million of other payables and trade accounts payable of less than $1 million). The notes would have been structurally subordinated to the $3.8 billion of secured financings (which is included in the $46.7 billion of long-term debt referred to in the prior sentence) of the subsidiaries of HSBC Finance outstanding as of June 30, 2011.

In November 2005, HSBC Finance issued junior subordinated debt due November 30, 2035 and delivered a related guarantee, both in conjunction with the issuance of trust preferred securities by HSBC Finance Capital Trust IX (the "Trust Preferred Junior Subordinated Indebtedness"). As of June 30, 2011, $1.031 billion of Trust Preferred Junior Subordinated Indebtedness was outstanding. Due to an inconsistency between the terms of the indenture by which the Trust Preferred Junior Subordinated Indebtedness was issued in November 2005 and the terms of the indenture relating to the notes, it is unclear whether, in the event of a bankruptcy, a court of competent jurisdiction would determine the rights of the notes to be in parity with or junior to the rights of the Trust Preferred Junior Subordinated Indebtedness. See "Risk Factors—Risks Related to the Notes—A bankruptcy court considering the subordination provisions of the notes and the Trust Preferred Junior Subordinated Notes might conclude that holders of Trust Preferred Junior Subordinated Notes are entitled to receive a recovery prior to the payment in full of the notes" and "Description of the Notes—Subordination."

Use of Proceeds

This prospectus supplement and the accompanying prospectus may be delivered in connection with the resale of the notes by the Market Maker and its affiliates in market-making transactions in the notes in the secondary market. HSBC Finance will not receive any of the proceeds from such resales. See "Use of Proceeds" and "Plan of Distribution" herein.

Optional Redemption	The notes are not subject to optional redemption by HSBC Finance prior to maturity.
Tax Redemption

Upon the occurrence of certain events relating to taxation, as a result of which we become obligated to pay additional amounts on the notes, we may redeem the outstanding notes in whole (but not in part), at any time, at a price equal to 100% of their principal amount plus accrued interest to, but excluding, the redemption date.

Events of Default

The only events of default under the indenture relating to the notes are certain events of bankruptcy or insolvency. Failure to pay principal of, or premium or interest on, the notes or the failure of HSBC Finance to perform any of its other obligations under the notes or the indenture do not constitute events of default under the indenture.

Further Issuances

HSBC Finance may, from time to time without the consent of holders of the notes, issue additional notes on the same terms and conditions as the notes which additional notes will increase the aggregate principal amount of, and will be consolidated and form a single series with, the notes.

Listing	We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.

Trustee	The Bank of New York Mellon Trust Company, N.A.
Governing Law	State of Illinois
Risk Factors

Before making an investment decision in relation to the notes, you should consider carefully all of the information included or incorporated by referenced in this prospectus supplement and the accompanying prospectus, including, in particular, the information under "Risk Factors" in this prospectus supplement and the information under "Risk Factors" in our Annual Report on Form 10-K, for the fiscal year ended December 31, 2010.

RISK FACTORS

        An investment in the notes involves certain risks. The risks described below are intended to highlight risks that are specific to the notes, but are not the only risks we face. You should be aware of, and consider carefully, the following risk factors, along with all of the risks and other information provided or referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the "Risk Factors" section of our most recent Annual Report on Form 10-K, along with the disclosure related to risk factors contained in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated in our future filings with the SEC, before deciding whether to make an investment in the notes. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See "Forward-Looking Statements" in this prospectus supplement.

Risks Related to the Notes

Our obligations under the notes are unsecured and subordinated.

        Our obligations under the notes are unsecured and subordinated to all of our existing and future unsubordinated obligations. As of June 30, 2011, the notes would have been subordinated to approximately $60.3 billion of senior indebtedness outstanding, which includes $46.7 billion of long-term debt (including $3.8 billion of secured financings), $3.7 billion of commercial paper, $8.2 billion of debt owed to affiliates, and $1.8 billion of other liabilities (including $161 million of other payables and trade accounts payable of less than $1 million). We may be permitted to incur substantial other indebtedness, including additional senior debt, in the future. The indenture relating to the notes does not limit our ability to issue or incur additional debt.

A bankruptcy court considering the subordination provisions of the notes and the Trust Preferred Junior Subordinated Notes might conclude that holders of Trust Preferred Junior Subordinated Notes are entitled to receive a recovery prior to the payment in full of the notes.

        The notes are expressly subordinate and junior in right of payment to all indebtedness for borrowed money of HSBC Finance and any other creditors (including trade accounts payable creditors), whenever outstanding, except for such indebtedness which by its terms is on parity with or subordinate and junior to the notes. The indenture relating to the notes issued expressly provides that the notes are senior to junior subordinated indebtedness, which includes the Junior Subordinated Deferrable Interest Notes due November 30, 2035 issued to HSBC Capital Trust IX in the principal amount of $1,031,000,000 (the "Trust Preferred Junior Subordinated Notes"). The indenture for the Trust Preferred Junior Subordinated Notes provides that "senior indebtedness" includes indebtedness for borrowed money and all obligations issued or assumed as the deferred purchase price of property (but excluding trade accounts payable arising in the ordinary course of business). In a bankruptcy of HSBC Finance, the amounts that would otherwise be received by the holders of the notes would be applied first to the satisfaction of the "senior indebtedness" (including any portion thereof consisting of trade accounts payable). As a result, the holders of the notes would be subrogated to the rights of the holders of "senior indebtedness" (including trade accounts payable creditors) to the extent those creditors received proceeds in the bankruptcy or plan of reorganization that would have otherwise gone to the holders of notes but for the subordination provisions with respect to the notes. To the extent subrogation claims of the holders of the notes relate to claims for trade accounts payable or any other creditor claims which are not deemed to be "senior indebtedness" under the indenture for the Trust Preferred Junior Subordinated Notes these subrogation claims would rank pari passu with the Trust Preferred Junior Subordinated Notes. There is a risk that a bankruptcy court in a bankruptcy of HSBC Finance, in the exercise of its equitable discretion based on the facts and circumstances presented to it, could apply different priorities among the notes, the trade payables and the Trust Preferred Junior Subordinated Notes on the basis that the subordination of the notes to trade accounts payable, a category of indebtedness to which the Trust Preferred Junior Subordinated Notes, by their express terms, are not subordinated, necessitates a reformation of the subordination terms of the notes and the Trust Preferred Junior Subordinated Notes, resulting in the Trust Preferred Junior Subordinated Notes receiving a recovery related to the trade accounts payable prior to the payment in full of the notes. As of June 30, 2011, the trade accounts payable owed by HSBC Finance were less than $1 million and other payables were $161 million.

The notes are structurally subordinated to debt of our subsidiaries, which will not guarantee the notes.

        Because we are a holding company, our rights and the rights of our creditors, including the holders of the notes, to participate in the assets of any subsidiary during its liquidation or reorganization is subject to the prior claims of the subsidiary's creditors unless we are ourselves a creditor with recognized claims against the subsidiary. The notes are not obligations of, nor guaranteed by, our subsidiaries and our subsidiaries have no obligation to pay any amounts due on the notes. The indenture relating to the notes does not limit the ability of our subsidiaries to issue or incur additional debt. The notes are our obligations but our assets consist primarily of equity in our subsidiaries and, as result, our ability to make payments on the notes depends on our receipt of dividends, loan payments and other funds from our subsidiaries. The notes would have been structurally subordinated to the $3.8 billion of secured financings of the subsidiaries of HSBC Finance outstanding as of June 30, 2011.

Holders of the notes will have limited rights if there is an event of default.

        Payment of principal on the notes may be accelerated only in the event of certain events of bankruptcy or insolvency involving us. There is no right of acceleration in the case of default in the payment of principal or interest on the notes or in the performance of any of our other obligations under the notes.

Our credit ratings and the credit ratings of the notes may not reflect all risks of an investment in the notes.

        Our credit ratings are an assessment of our ability to pay our obligations as they become due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Our credit ratings, however, may not reflect the potential risks related to the market or other factors on the value of the notes. Furthermore, because your return on the notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks related to the notes. In addition, one or more independent credit rating agencies may assign credit ratings to the notes. Any such ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed in this prospectus and the documents incorporated by reference herein, and other factors that may affect the value of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

There may not be any trading market for the notes.

        We do not intend to apply for listing of the notes on a national securities exchange. HSBC Securities (USA) Inc. ("HSBC Securities") has advised us that it presently intends to make a market in the notes. However, it is under no obligation to do so and may discontinue any market-making activities at any time without notice. In addition, market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. Because HSBC Securities is an affiliate of ours, the ability of HSBC Securities to make a market in the notes is subject to the availability of a current "market making" prospectus and applicable law. For as long as a market making prospectus is required, the ability of HSBC Securities to make a market in the notes may, in part, be dependent on our ability to maintain a current market making prospectus for its use. If we are unable to maintain a current market making prospectus, HSBC Securities may be required to discontinue its market making activities without notice. Therefore, we cannot assure you that an active secondary market for the notes will develop and, even if one does, it may not be liquid and may not continue for the term of the notes. If the secondary market for the notes is limited, there may be few buyers if you choose to sell your notes prior to maturity and this may reduce the price you receive.

Upon the occurrence of certain events relating to taxation, as a result of which HSBC Finance becomes obligated to pay additional amounts on the notes, HSBC Finance may at its option redeem the outstanding notes in whole.

        Upon the occurrence of certain events relating to taxation, as a result of which HSBC Finance becomes obligated to pay additional amounts on the notes, HSBC Finance may redeem the outstanding notes in whole (but not in part), at any time, at a price equal to 100% of their principal amount plus accrued interest to, but excluding, the redemption date. See "Description of the Notes—Payment of Additional Amounts" and "—Redemption for Tax Reasons."

The value of your investment in the notes may be subject to exchange rate fluctuations.

        We will pay principal and interest on the notes in dollars. This presents certain risks relating to currency conversions if an investor's financial activities are denominated principally in a currency or currency unit (the "Investor's Currency") other than dollars. These include the risk that exchange rates may significantly change (including changes due to devaluation of the dollar or revaluation of the Investor's Currency) and the risk that authorities with jurisdiction over the Investor's Currency may impose or modify exchange controls. An appreciation in the value of the Investor's Currency relative to the dollar would decrease (1) the investor's currency equivalent yield on the notes, (2) the investor's currency equivalent value of the principal payable on the notes and (3) the investor's currency equivalent market value of the notes.

        Government and monetary authorities may impose (as some have done in the past) exchange controls that could adversely affect an applicable exchange rate. As a result, investors may receive less interest or principal than expected, or no interest or principal.

The value of your investment in the notes may be subject to interest rate fluctuations and other economic and market factors.

        Investment in the notes involves the risk that subsequent changes in market interest rates may adversely affect the value of the notes. The value of the notes will also be affected by a number of economic and market factors that may either offset or magnify each other, including a variety of economic, financial, political, regulatory or judicial events.

Legal considerations may restrict certain investments.

        The investment activities of certain investors are subject to investment laws and regulations, or review or regulation by certain authorities. Each eligible holder should consult its legal advisers to determine whether and to what extent (1) the notes are legal investments for it, (2) the notes can be used as collateral for various types of borrowing and (3) other restrictions apply to its purchase or pledge of any of the notes. Financial institutions should consult their legal advisers or the appropriate regulators to determine the appropriate treatment of the notes under any applicable risk-based capital or similar rules.

Risks Related to Our Business

        For a discussion of risks relating to our business, see Item 1A ("Risk Factors") and Item 7A ("Quantitative and Qualitative Disclosures About Market Risk") in the our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and the our other filings with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

USE OF PROCEEDS

        This prospectus supplement and the accompanying prospectus may be delivered in connection with the resale of the notes by the Market Maker and its affiliates in market-making transactions in the notes in the secondary market. HSBC Finance will not receive any of the proceeds from such resales.

 UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

        The following unaudited pro forma condensed financial information and explanatory notes present the historical unaudited consolidated condensed balance sheet for HSBC Finance as of June 30, 2011 and the historical unaudited consolidated condensed statements of income (loss) for HSBC Finance for the six months ended June 30, 2011 and 2010 and the years ended December 31, 2010, 2009 and 2008, along with the unaudited pro forma consolidated condensed balance sheet for HSBC Finance as of June 30, 2011 and the unaudited pro forma consolidated condensed statements of income (loss) for HSBC Finance for the six months ended June 30, 2011 and 2010 and for the years ended December 31, 2010, 2009 and 2008. Consistent with the requirements of Article 11 of Regulation S-X, the historical condensed statements of income (loss) have been presented on a continuing operations basis.

        The pro forma condensed financial statements give effect to the pro forma adjustments relating to the planned sale of the Cards and Retail Services business to Capital One Financial Corporation as announced on August 10, 2011, subject to regulatory approval. The unaudited pro forma consolidated condensed balance sheet as of June 30, 2011 assumes the sale occurred on June 30, 2011. The unaudited pro forma consolidated condensed statements of income (loss) for the years ended December 31, 2010, 2009 and 2008 and the six months ended June 30, 2011 and 2010 were prepared assuming the sale took place on January 1, 2008. The adjustments included in these unaudited pro forma condensed financial statements are preliminary and may be revised. We currently expect to record a gain of approximately $2.1 billion after-tax upon completion of this sale. We currently do not expect to incur material charges as a result of this sale.

        The unaudited pro forma condensed financial information is presented for illustrative purposes only and does not necessarily indicate what the results of operations or financial position would have been had the pro forma adjustments occurred on the dates referred to above or purport to be indicative of the future results of operations or financial position of HSBC Finance.

HSBC Finance Corporation

Pro Forma Condensed Balance Sheet

At June 30, 2011

(Unaudited)

	Historical HSBC Finance Corporation	Pro Forma Adjustments(1)		HSBC Finance Corporation Pro Forma
		(in millions)
Assets
Cash	$236	$(195)	B	$41
Interest bearing deposits with banks	1,013	—		1,013
Securities purchased under agreement to resell	2,767	12,481	C	15,248
Securities available-for-sale	3,518	—		3,518
Receivables, net	56,877	(8,552)	A	48,325
Intangible assets, net	537	(507)	A	30
Properties and equipment, net	188	(89)	A	99
Other assets	5,189	(327)	A	4,862

	$70,325	$2,811		$73,136

Liabilities
Debt:
Due to affiliates	$8,168	$—		$8,168
Commercial paper	3,682	—		3,682
Long-term debt	$47,797	(211)	E	47,586

Total debt	59,647	(211)		59,436
			F
Other liabilities	3,029	958		3,987

Total liabilities	62,676	747		63,423

Shareholders' equity
Redeemable preferred stock	1,575	—		1,575
Common shareholder's equity
Common stock	—	—		—
Additional paid-in capital	23,321			23,321
Accumulated deficit	(16,819)	2,064	D	(14,755)
Accumulated other comprehensive loss	(428)	—		(428)

Total common shareholder's equity	6,074	2,064		8,138

Total shareholder's equity	7,649	2,064		9,713

Total liabilities and shareholders' equity	$70,325	$2,811		$73,136

(1)
See Note 2, "Summary of Transaction," for additional information regarding the adjustments.

See Notes to the Unaudited Pro Forma Condensed Financial Information.

HSBC Finance Corporation

Pro Forma Condensed Statement of Income (Loss)

Six Months Ended June 30, 2011

(Unaudited)

	Historical HSBC Finance Corporation	Card and Retail Services Business Pro Forma Adjustments(1)		Other Adjustments(1)		HSBC Finance Corporation Pro Forma
	(in millions)
Finance and other interest income	$3,216	$(996)	G	$—		$2,220
Interest expense	1,313	(48)	G	48	H	1,313

Net interest income	1,903	(948)		(48)		907
Provision for credit losses	1,563	(273)	G	—		1,290

Net interest income after provision for credit losses	340	(675)		(48)		(383)
Total other revenues	1,185	(852)	G	—		333
Total operating expenses	1,874	(1,041)	G	—		833

Loss from continuing operations before income tax	(349)	(486)		(48)		(883)
Income tax benefit	285	172	G	17	I	474

Loss from continuing operations	$(64)	$(314)		$(31)		$(409)

(1)
See Note 2, "Summary of Transaction," for additional information regarding the adjustments.

See Notes to the Unaudited Pro Forma Condensed Financial Information.

HSBC Finance Corporation

Pro Forma Condensed Statement of Income (Loss)

Six Months Ended June 30, 2010

(Unaudited)

	Historical HSBC Finance Corporation	Card and Retail Services Business Pro Forma Adjustments(1)		Other Adjustments(1)		HSBC Finance Corporation Pro Forma
	(in millions)
Finance and other interest income	$3,744	$(1,136)	G	$—		$2,608
Interest expense	1,625	(59)	G	59	H	1,625

Net interest income	2,119	(1,077)		(59)		983
Provision for credit losses	3,461	(475)	G	—		2,986

Net interest income (loss) after provision for credit losses	(1,342)	(602)		(59)		(2,003)
Total other revenues	1,127	(848)	G	—		279
Total operating expenses	1,649	(990)	G	—		659

Loss from continuing operations before income tax	(1,864)	(460)		(59)		(2,383)
Income tax benefit	689	163	G	21	I	873

Loss from continuing operations	$(1,175)	$(297)		$(38)		$(1,510)

(1)
See Note 2, "Summary of Transaction," for additional information regarding the adjustments.

See Notes to the Unaudited Pro Forma Condensed Financial Information.

HSBC Finance Corporation

Pro Forma Condensed Statement of Income (Loss)

Year Ended December 31, 2010

(Unaudited)

	Historical HSBC Finance Corporation	Card and Retail Services Business Pro Forma Adjustments(1)		Other Adjustments(1)		HSBC Finance Corporation Pro Forma
	(in millions)
Finance and other interest income	$7,208	$(2,214)	G	$—		$4,994
Interest expense	3,023	(112)	G	112	H	3,023

Net interest income	4,185	(2,102)		(112)		1,971
Provision for credit losses	6,180	(833)	G	—		5,347

Net interest income (loss) after provision for credit losses	(1,995)	(1,269)		(112)		(3,376)
Total other revenues	2,567	(1,693)	G	—		874
Total operating expenses	3,478	(1,988)	G	—		1,490

Loss from continuing operations before income tax	(2,906)	(974)		(112)		(3,992)
Income tax benefit	1,007	345	G	40	I	1,392

Loss from continuing operations	$(1,899)	$(629)		$(72)		$(200)

(1)
See Note 2, "Summary of Transaction," for additional information regarding the adjustments.

See Notes to the Unaudited Pro Forma Condensed Financial Information.

HSBC Finance Corporation

Pro Forma Condensed Statement of Income (Loss)

Year Ended December 31, 2009

(Unaudited)

	Historical HSBC Finance Corporation	Card and Retail Services Business Pro Forma Adjustments(1)		Other Adjustments(1)		HSBC Finance Corporation Pro Forma
		(in millions)
Finance and other interest income	$8,887	$(2,749)	G	$—		$6,138
Interest expense	3,829	(212)	G	212	H	3,829

Net interest income	5,058	(2,537)		(212)		2,309
Provision for credit losses	9,650	(1,747)	G	—		7,903

Net interest income (loss) after provision for credit losses	(4,592)	(790)		(212)		(5,594)
Total other revenues	712	(1,940)	G	—		(1,228)
Total operating expenses	6,218	(3,976)	G	—		2,242

Loss from continuing operations before income tax	(10,098)	1,246		(212)		(9,064)
Income tax benefit	2,632	245	G	75	I	2,952

Loss from continuing operations	$(7,466)	$1,491		$(137)		$(6,112)

(1)
See Note 2, "Summary of Transaction," for additional information regarding the adjustments.

See Notes to the Unaudited Pro Forma Condensed Financial Information.

HSBC Finance Corporation

Pro Forma Condensed Statement of Income (Loss)

Year Ended December 31, 2008

(Unaudited)

	Historical HSBC Finance Corporation	Card and Retail Services Business Pro Forma Adjustments(1)		Other Adjustments(1)		HSBC Finance Corporation Pro Forma
		(in millions)
Finance and other interest income	$13,616	$(4,580)	G	$—		$9,036
Interest expense	5,680	(919)	G	919	H	5,680

Net interest income	7,936	(3,661)		(919)		3,356
Provision for credit losses	12,410	(3,338)	G	—		9,702

Net interest income (loss) after provision for credit losses	(4,474)	(323)		(919)		(5,716)
Total other revenues	5,951	(2,645)	G	—		(3,306)
Total operating expenses	5,172	(2,567)	G	—		2,605

Loss from continuing operations before income tax	(3,695)	(401)		(919)		(5,015)
Income tax benefit	1,087	266	G	325	I	1,678

Loss from continuing operations	$(2,608)	$(135)		$(594)		$(3,337)

(1)
See Note 2, "Summary of Transaction," for additional information regarding the adjustments.

See Notes to the Unaudited Pro Forma Condensed Financial Information.

HSBC FINANCE CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL INFORMATION

Note 1: Basis of Presentation

        The unaudited pro forma condensed financial information reflecting the sale of the Cards and Retail Services business is based on the historical consolidated financial statements of HSBC Finance adjusted to exclude the impact of the Cards and Retail Services business as if it had been sold at the beginning of the earliest period presented for purposes of the unaudited pro forma condensed statements of income (loss) and at June 30, 2011 for purposes of the unaudited pro forma condensed balance sheet. The unaudited pro forma condensed financial information is presented for illustrative purposes only and is not necessarily indicative of HSBC Finance's results of operations had the sale been consummated at the beginning of the earliest period presented, or financial position had the sale been consummated as at June 30, 2011, nor is it necessarily indicative of the results of operations in future periods or the future financial position of HSBC Finance. The pro forma adjustments included herein may change as additional information becomes available and additional analyses are performed.

        Consistent with the requirements of Article 11 of Regulation S-X, the historical condensed statements of income (loss) have been presented on a continuing operations basis. The unaudited pro forma condensed financial information should be read in conjunction with the historical consolidated financial statements of HSBC Finance and related notes thereto.

Note 2: Summary of Transaction

        The following pro forma adjustments have been reflected in the unaudited pro forma condensed financial information. All adjustments are based on current assumptions which are subject to change.

Balance Sheet Adjustments

A
Represents the assets and liabilities of the Card and Retail Services business and certain other assets and liabilities which as a result of this transaction will not remain on our consolidated balance sheet.

B
The pro forma adjustment for cash reflects the following:

Pro Forma Adjustment
(in millions)
Represents the pay down of long-term debt secured by credit card receivables immediately prior to the transaction	$(195)
Represents cash proceeds allocated to HSBC Finance	12,481
Represents the investment of the cash proceeds allocated to HSBC Finance in short-term investments for the purposes of paying down debt as it matures it future periods and general corporate purposes	(12,481)

$(195)

C
Represents the investment of the cash proceeds allocated to HSBC Finance in short-term investments for the purposes of paying down debt as it matures in future periods and for general corporate purposes.

D
Represents the after-tax gain on sale related to the transaction.

HSBC FINANCE CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL INFORMATION (Continued)

Note 2: Summary of Transaction (Continued)

E
The pro forma adjustment for long-term debt reflects the following:

Pro Forma Adjustment
(in millions)
Represents the pay down of long-term debt secured by credit card receivables immediately prior to the transaction	$(195)
Represents capital lease obligations being assumed as part of the transaction	(16)

$(211)

F    The pro forma adjustment for other liabilities reflects the following:

Pro Forma Adjustment
(in millions)
Represents other liabilities of the Card and Retail Services business and certain other liabilities which as a result of this transaction will not remain on our consolidated balance sheet	$(188)
Represents the net effect on deferred tax liabilities of the gain on sale at the statutory income tax rates	1,131
Represents third-party advisory fees associated with the transaction	15

$958

Income Statement Adjustments

G
Represents the reduction of income and expenses relating to HSBC Finance's Card and Retail Services business for the periods presented.

H
Represents the reversal of interest expense historically incurred by the Card and Retail Services business being sold which appears in the Card and Retail Services Business Pro Forma Adjustments column above, which is intercompany and has historically been eliminated in consolidation. As a result, no interest expense has been allocated to the Card and Retail Services business for purposes of these pro forma financial statements.

I
Represents the net effect of the pro forma adjustments at the statutory income tax rates.

Note 3: Use of Proceeds

        Based on asset values at June 30, 2011, total consideration received as a result of this transaction would be approximately $12.5 billion. We currently plan to invest the proceeds in short-term investments which will be used in future periods to pay down long-term debt as it matures and for general corporate purposes. However, should facts and circumstances change between now and the completion of this transaction, our plans regarding the use of the proceeds of this transaction may also be revised. Had these short-term investments been on our balance sheet during the periods presented, other revenues would have increased by $12 million during both six month periods ended June 30, 2011

HSBC FINANCE CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL INFORMATION (Continued)

Note 3: Use of Proceeds (Continued)

and 2010 and by $27 million, $23 million and $271 million during the years ended December 31, 2010, 2009 and 2008, respectively, based on the interest rates prevailing during those periods.

Note 4: Other Transactions

        On July 31, 2011, our affiliate HSBC USA Inc. announced they had reached an agreement to sell, among other things, certain loans to First Niagara Bank, N.A. ("First Niagara"). The account relationships associated with a portion of the loans being sold to First Niagara are owned by HSBC Finance. This transaction has not been reflected in the above unaudited pro forma condensed balance sheet or the unaudited pro forma condensed statements of income (loss) as the impact of the transaction to the historical and unaudited financial information is not material. The transaction with First Niagara will result in the sale of HSBC Finance's cardholder relationships relating to the loans being sold to HSBC Bank USA, National Association, which are reported as a component of intangible assets, totaling $12 million prior to the sale of these loans to First Niagara which will not result in a significant gain or loss. In addition, as previously disclosed in our filings, receivables generated from these account relationships are sold daily to HSBC Bank USA. Removing the impact of the gains recognized on these sales from the unaudited pro forma condensed statements of income (loss) would have reduced the pro forma loss from continuing operations by $6 million and $7 million during the six months ended June 30, 2011 and 2010, respectively, and by $13 million, $4 million and $11 million during the years ended December 31, 2010, 2009 and 2008, respectively.

DESCRIPTION OF THE NOTES

General

        The notes constitute senior subordinated unsecured debt of HSBC Finance and have been issued under an Indenture, dated as of December 17, 2008, as supplemented by a First Supplemental Indenture, dated as of December 3, 2010, between HSBC Finance and The Bank of New York Mellon Trust Company, N.A., as Trustee (as so supplemented, the "Indenture"). The notes and the Indenture are governed by, and shall be construed in accordance with, the laws of the State of Illinois, United States of America, applicable to agreements made and to be performed wholly within such jurisdiction.

        The notes are not subject to redemption by HSBC Finance prior to maturity unless certain events occur involving U.S. taxation. See "Description of the Notes—Redemption for Tax Reasons."

        At maturity, the amount due and payable on the notes will be equal to 100% of their principal amount outstanding, together with interest accrued but unpaid thereon to such maturity date.

        The notes have been issued in book-entry form. Definitive notes will only be issued in the limited circumstances described under "Book-Entry Procedures." Any notes issued in definitive form will be issued only in fully registered form, without coupons, in denominations of $1,000 and in integral multiples of $1,000 in excess thereof, in the amount of each holder's registered holdings. Any notes so issued will be registered in such names, and in such denominations, as the depositary for the notes shall request. Such notes may be presented for registration of transfer or exchange at the office of the Trustee in New York, New York and principal thereof and interest thereon will be payable at such office of the Trustee, provided that interest thereon may be paid by check mailed to the registered holders of the definitive notes.

        The notes constitute HSBC Finance's unsecured senior subordinated obligations and rank:

  •
  junior in right of payment to all of the existing and future senior indebtedness of HSBC Finance, which, for purposes of the Indenture relating to the notes, includes indebtedness for borrowed money and all other creditors;

  •
  equally in right of payment with any existing and future senior subordinated indebtedness of HSBC Finance;

  •
  senior in right of payment to any existing and future indebtedness of HSBC Finance that is expressly subordinated in right of payment to the notes; and

  •
  structurally subordinated to all of the existing and future indebtedness and other liabilities of the subsidiaries of HSBC Finance.

        As of June 30, 2011, the notes would have been subordinated to approximately $60.3 billion of senior indebtedness outstanding, which includes $46.7 billion of long-term debt (including $3.8 billion of secured financings), $3.7 billion of commercial paper, $8.2 billion of debt owed to affiliates, and $1.8 billion of other liabilities (including $161 million of other payables and trade accounts payable of less than $1 million). The notes would have been structurally subordinated to the $3.8 billion of secured financings (which is included in the $46.7 billion of long-term debt referred to in the prior sentence) of the subsidiaries of HSBC Finance outstanding as of June 30, 2011.

Interest

        The notes bear interest at a rate of 6.676% per annum and will be payable semi annually on each January 15, and July 15, beginning July 15, 2011 to the persons in whose names the notes are registered on the preceding January 1 or July 1, respectively, except that interest payable at maturity shall be paid to the same persons to whom principal of the notes is payable.

        The notes were initially issued in transactions that were exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). We entered into registration rights agreements pursuant to which we agreed to file an exchange offer registration statement with the SEC to allow holders of the notes to exchange their notes for an equal principal amount of notes with substantially identical terms, except that such newly issued notes would generally be freely transferable under the Securities Act. Pursuant to the registration rights agreements, the registration statement relating to the exchange offer was required to be declared effective by the SEC on or prior to August 30, 2011. In the event the exchange offer registration statement was not effective on or prior to such date, additional interest at the rate of 0.25% per annum would accrue from and including August 30, 2011 to but excluding the date on which the exchange offer registration statement was declared effective. The exchange offer registration statement was declared effective by the SEC on September 16, 2011. Accordingly, the notes include additional interest accrued at the rate of 0.25% per annum in respect of the period from and including August 30, 2011 to but excluding September 16, 2011, which will be paid on the semi annual interest payment date of January 15, 2012.

        In addition, pursuant to the registration rights agreements, the exchange offer was required to be consummated by October 14, 2011. In the event the exchange offer was not consummated by such date, additional interest at the rate of 0.25% per annum would accrue from and including October 14, 2011 to but excluding the date on which the exchange offer was consummated. The exchange offer was consummated on October 17, 2011. Accordingly, the notes include additional interest accrued at the rate of 0.25% per annum in respect of the period from and including October 14, 2011 to but excluding October 17, 2011, which will be paid on the semi annual interest payment date of January 15, 2012.

        In the event any principal of or interest on the notes is due on a day other than a Business Day (as defined below), the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after the date such principal or interest is due, as the case may be. "Business Day" with respect to any place of payment means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such place of payment are authorized or obligated by law or executive order to close. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30 day months.

Subordination

        The notes are subordinate and junior in right of payment to all indebtedness for borrowed money of HSBC Finance and any other creditors, whenever outstanding, except for such indebtedness which by its terms is on parity with or subordinate and junior to notes. The indebtedness of HSBC Finance to which the notes are subordinate and junior being hereinafter called "senior indebtedness." HSBC Finance is not directly limited in its ability to issue additional senior indebtedness.

        In November 2005, HSBC Finance issued junior subordinated debt due November 30, 2035 and delivered a related guarantee, both in conjunction with the issuance of trust preferred securities by HSBC Finance Capital Trust IX (the "Trust Preferred Junior Subordinated Indebtedness"). As of March 31, 2011, $1.031 billion of Trust Preferred Junior Subordinated Indebtedness was outstanding.

        Due to an inconsistency between the terms of the indenture by which the Trust Preferred Junior Subordinated Indebtedness was issued in November 2005 and the terms of the Indenture relating to the notes, it is unclear whether, in the event of a bankruptcy, a court of competent jurisdiction would determine the rights of the notes to be in parity with or junior to the rights of the Trust Preferred Junior Subordinated Indebtedness. See "Risk Factors—Risks Related to the Notes—A bankruptcy court considering the subordination provisions of the notes and the Trust Preferred Junior Subordinated Notes might conclude that holders of Trust Preferred Junior Subordinated Notes are entitled to receive a recovery prior to the payment in full of the notes."

        In the event of any involuntary or voluntary event of insolvency, bankruptcy, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation, dissolution or winding-up of or relating to HSBC Finance as a whole, then the holders of senior indebtedness shall be entitled to receive payment in full of all principal and interest on all senior indebtedness before the holders of the notes are entitled to receive any payment on account of principal or interest upon the notes, and to that end (but subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in the Indenture upon the senior indebtedness and the holders thereof with respect to the subordinated indebtedness represented by the notes and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law) the holders of senior indebtedness shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of the notes, except securities which are subordinate and junior in right of payment to the payment of all senior indebtedness then outstanding.

        Holders of the notes and the Trustee, by their acceptance of the notes, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have under the Indenture.

Concerning the Trustee

        The Bank of New York Mellon Trust Company, N.A. is trustee under other indentures of HSBC Finance under which outstanding senior unsecured debt securities of HSBC Finance have been or may be issued. HSBC Finance maintains banking relationships with affiliates of The Bank of New York Mellon Trust Company, N.A. The Bank of New York Mellon Trust Company, N.A. or affiliates thereof may also have other financial relations with HSBC Finance and other corporations affiliated with HSBC Finance.

Satisfaction, Discharge, and Defeasance of the Indenture and Notes

        If there is deposited irrevocably with the Trustee as trust funds for the benefit of the holders of notes an amount, in money or the equivalent in securities of the United States or securities the principal of and interest on which is fully guaranteed by the United States, sufficient to pay the principal, premium, if any, and interest, if any, on the notes on the dates such payments are due in accordance with the terms of the notes through their maturity, and if HSBC Finance has paid or caused to be paid all other sums payable by it under the Indenture, then HSBC Finance will be deemed to have satisfied and discharged the entire indebtedness represented by the notes and all of the obligations of HSBC Finance under the Indenture, except as otherwise provided in the Indenture. In the event of any such defeasance, holders of the notes would be able to look only to such trust funds for payment of principal, premium, if any, and interest, if any, on their notes.

        For federal income tax purposes, any such defeasance may be treated as a taxable exchange of the notes for an issue of obligations of the trust or a direct interest in the cash and securities held in the trust. In that case, holders of the notes would recognize gain or loss as if the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their notes. Such holders thereafter would be required to include in income a share of the income, gain or loss of the trust. The amount so required to be included in income could be a different amount than would be includable in the absence of defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of defeasance.

        Any defeasance requires the prior written consent of The Board of Governors of the Federal Reserve System (the "Federal Reserve") and the Financial Services Authority of the United Kingdom (the "FSA") (unless such approval is not required at the time established for defeasance).

Modification of the Indenture

        The Indenture provides that the holders of not less than a majority in principal amount of each series of senior subordinated notes at the time outstanding under the Indenture may enter into supplemental indentures for the purpose of amending, in any manner, provisions of the Indenture or of any supplemental indenture or modifying the rights of holders of such series. However, no such supplemental indenture, without the consent of the holder of each outstanding senior subordinated note affected thereby, shall, among other things, (i) change the maturity of the principal of, or any installment of interest on any senior subordinated note, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or (ii) reduce the aforesaid percentage of the senior subordinated notes, the consent of the holders of which is required for the execution of any such supplemental indenture or for any waiver of compliance with any covenant or condition in the Indenture.

        The Indenture may be amended or supplemented without the consent of any holder of senior subordinated notes under certain circumstances, including (i) to cure any ambiguity, defect or inconsistency in the Indenture, any supplemental indenture, or in the notes of any series; (ii) to evidence the succession of another corporation to HSBC Finance and to provide for the assumption of all the obligations of HSBC Finance under the senior subordinated notes and the Indenture by such corporation; (iii) to provide for uncertificated senior subordinated notes in addition to certificated senior subordinated notes; (iv) to make any change that does not adversely affect the rights of holders of senior subordinated notes issued thereunder; (v) to provide for a new series of senior subordinated notes; or (vi) to add to rights of holders of senior subordinated notes or add additional events of default.

        Material variations in the terms and conditions of any series of the senior subordinated notes, including modifications relating to subordination, redemption and events of default may require the consent of the FSA and the Federal Reserve Bank.

Successor Entity

        HSBC Finance may not consolidate with or merge into, or transfer, sell or lease its properties and assets as, or substantially as, an entirety to another entity unless the successor entity is a corporation incorporated within the United States and, after giving effect thereto, no default under the Indenture shall have occurred and be continuing. Thereafter, except in the case of a lease, all obligations of HSBC Finance under the Indenture terminate.

Events of Default

        The only events of default under the Indenture are certain events of bankruptcy or insolvency. Failure to pay principal of, or premium or interest on, the notes or the failure of HSBC Finance to perform any of its other obligations under the notes or the Indenture do not constitute events of default under the Indenture. HSBC Finance is required to file with each Trustee annually a certificate as to the absence of certain defaults under the Indenture.

        If an event of default with respect to the notes outstanding occurs and is continuing, either the Trustee or the holders of not less than 25% in principal amount of the notes by notice as provided in the Indenture may declare the principal amount of all the notes to be due and payable immediately. At any time after a declaration of acceleration with respect to notes has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, the holders of not less than a majority in principal amount of outstanding notes may, under certain circumstances, rescind or annul such declaration of acceleration.

        The holders of not less than a majority in principal amount of the outstanding notes may, on behalf of all holders of notes, waive any past default under the Indenture and its consequences with respect to notes, except a default in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding senior subordinated note of such series affected.

        The Indenture provides that the Trustee may withhold notice to holders of notes of any default, if it considers it in the interest of holders of notes to do so.

        Holders of notes may not enforce the Indenture except as provided therein. The Indenture provides that the holders of a majority in principal amount of the outstanding debt securities issued under the Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Trustee will not be required to comply with any request or direction of holders of notes pursuant to the Indenture unless offered indemnity reasonably satisfactory to it against costs and liabilities which might be incurred by the Trustee as a result of such compliance.

        Under the Indenture, upon non-payment of principal or 30 days after non-payment of interest, the Trustee on behalf of the holders of notes or any holder may institute bankruptcy or other insolvency proceedings against HSBC Finance.

Listing

        HSBC Finance does not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We cannot assure you that a trading market for the notes will develop.

Further Issues

        HSBC Finance may from time to time, without notice to or the consent of the registered holders of the notes, create and issue further notes ranking pari passu with the notes and with identical terms in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes) in order that such further notes may be consolidated and form a single series with the notes and have the same terms as to status, redemption or otherwise as the notes.

Payment of Additional Amounts

        HSBC Finance will, subject to the exceptions and limitations set forth below, pay as additional interest on the notes, such additional amounts ("Additional Amounts") as are necessary in order that the net payment by HSBC Finance or a paying agent of the principal of and interest on the notes to a holder who is a non-United States person (as defined below), after deduction for any present or future tax, assessment or other governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply:

  (1)
  to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the holder, or a fiduciary, settlor, beneficiary, partner, member or shareholder of the holder if the holder is an estate, trust, partnership, limited liability company or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

  (a)
  being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

    (b)
    having a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

    (c)
    being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States, a corporation that has accumulated earnings to avoid United States federal income tax or a private foundation or other tax-exempt organization;

    (d)
    being or having been a "10-percent shareholder" of HSBC Finance as defined in section 871(h)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision;

    (e)
    being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; or

    (f)
    having made an election the effect of which is to make the payment of principal of or interest on the notes subject to United States federal income tax;

  (2)
  to any holder that is not the sole beneficial owner of the notes, or a portion thereof, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

  (3)
  to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of such notes, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

  (4)
  to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by HSBC Finance or a paying agent from the payment;

  (5)
  to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

  (6)
  to any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or similar tax, assessment or other governmental charge;

  (7)
  to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any notes, if such payment can be made without such withholding by any other paying agent; or

  (8)
  in the case of any combination of the above.

        The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided under this heading "Description of the Notes—Payment of Additional Amounts" and under the heading "Description of the Notes—Redemption for Tax Reasons," HSBC Finance shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

        As used herein under the headings "Description of the Notes—Payment of Additional Amounts" and "Description of the Notes—Redemption for Tax Reasons," the term "United States" means the United States of America (including the States and the District of Columbia). "Non-United States person" means any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or (iii) an estate or trust treated as a United States person under Section 7701(a)(30) of the Code.

Redemption for Tax Reasons

        If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after October 28, 2010, HSBC Finance becomes or, based upon a written opinion of independent counsel selected by HSBC Finance, will become obligated to pay Additional Amounts (as described herein under the heading "Description of the Notes—Payment of Additional Amounts") with respect to the notes offered hereby, then HSBC Finance may at its option redeem, as a whole, but not in part, the notes on not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid thereon to the date fixed for redemption.

European Union Savings Tax Directive

        Under Council Directive 2003/48/EC regarding the taxation of savings income, a Member State is required to provide to the tax authorities of another Member State details of payments of interest (and other similar income) paid by a person within the jurisdiction of the first Member State to an individual resident in that other Member State. However, for a transitional period, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories, including Switzerland, have agreed to adopt similar measures (a withholding system in the case of Switzerland).

        The European Commission has published proposals for amendments to Council Directive 2003/48/EC, which, if implemented, would amend and broaden the scope of the requirements above.

BOOK-ENTRY PROCEDURES

        The notes are represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes have been deposited with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

        The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear Bank, S.A./N.V. as operator of the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream")), which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. HSBC Finance takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        DTC has advised HSBC Finance that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        Holders of the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Holders of the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

        Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

        Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, HSBC Finance and the Trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither HSBC Finance, the Trustee nor any agent of HSBC Finance or the Trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised HSBC Finance that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or HSBC Finance. Neither HSBC Finance nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and HSBC Finance and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised HSBC Finance that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if (a) DTC notifies HSBC Finance that it is unwilling or unable to continue as depositary for the Global Notes or (b) DTC has ceased to be a clearing agency registered under the Exchange Act, and in each case HSBC Finance fails to appoint a successor depositary.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

        HSBC Finance will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. HSBC Finance will make all payments of principal, interest and premium and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the Global Notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. HSBC Finance expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a general summary of the material U.S. federal income tax consequences to beneficial owners of notes of the acquisition, ownership, and disposition of the notes. This summary is based on the U.S. federal income tax laws, regulations, rulings and judicial decisions now in effect, all of which are subject to change or differing interpretation, possibly with retroactive effect. This summary is limited to beneficial owners of notes that hold the notes as "capital assets" within the meaning of section 1221 of the Code. This summary does not discuss all aspects of U.S. federal income taxation that might be relevant to a particular beneficial owner of notes or to certain types of beneficial owners of notes that might be subject to special tax rules (such as banks, tax-exempt entities, insurance companies, S corporations, dealers in securities or currencies, traders in securities electing to mark to market, pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal income tax purposes, and beneficial owners of pass-through entities, beneficial owners that incurred or will incur indebtedness to purchase or carry the notes, beneficial owners that hold the notes as a position in a "straddle" or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction or beneficial owners that have a "functional currency" other than the U.S. dollar). No ruling has been or will be requested from the IRS, and no assurances can be given that the IRS or a court considering these issues will agree with the positions or conclusions discussed below.

        ALL BENEFICIAL OWNERS OF NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE CONSEQUENCES TO THEM OF THE OWNERSHIP OF NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME, ESTATE AND OTHER TAX LAWS.

U.S. Holders

        The discussion under this heading applies to U.S. holders. A "U.S. holder" is a beneficial owner of notes that is, for U.S. federal income tax purposes, (a) a citizen or resident of the United States as determined for U.S. federal income tax purposes, (b) a corporation, or other entity classified as a corporation for such purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (c) an estate, the income of which is subject to U.S. federal income taxation regardless of the source of the income, or (d) a trust if (i) a court within the United States can exercise primary supervision over its administration and one or more "United States persons," as defined in the Code, have the authority to control all of the substantial decisions of the trust, or (ii) the trust has validly elected to be treated as a "United States person" under applicable Treasury regulations.

        Stated Interest.    The stated interest on the notes will be taxed as ordinary interest income that is included in the U.S. holder's gross income in accordance with the U.S. holder's regular method of accounting for U.S. federal income tax purposes.

        Amortizable Bond Premium.    A U.S. holder that purchases a note for an amount that exceeds the sum of all amounts payable on the note after the purchase date other than stated interest will be considered to have purchased the note with amortizable bond premium equal to that excess. A U.S. holder generally may elect to amortize the premium using a constant yield method over the remaining term of the note and may offset income otherwise required to be included in respect of the note during any taxable year by the amortized amount of such excess for the taxable year. The election to amortize premium on a constant yield method will also apply to all debt obligations (other than debt obligations the interest on which is excludable from gross income) a U.S. holder holds at the beginning of or acquires in or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a U.S. holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss that the U.S. holder would otherwise recognize on the sale, exchange, redemption or other disposition of the note.

        Market Discount.    A U.S. holder that acquires a note in a secondary market transaction for an amount that is less than, in general, its principal amount, will be treated as acquiring such note with "market discount" for U.S. federal income tax purposes in an amount equal to such difference, unless such difference is considered to be de minimis, as described in section 1278(a)(2)(C) of the Code. Under the market discount rules of the Code, a U.S. holder is required to treat any principal payment on, or any gain on the sale, exchange, redemption or other taxable disposition of, a note as ordinary income to the extent of the accrued market discount that has not previously been included in income. In general, the amount of market discount that has accrued is determined on a ratable basis, although in certain circumstances an election may be made to accrue market discount on a constant interest basis. A U.S. holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or maintained to purchase or to carry notes with market discount. A U.S. holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. Such an election will apply to all debt instruments acquired on or after the first day of the taxable year to which such election applies and is irrevocable without the consent of the IRS. The tax basis in a note will be increased by the amount of market discount included in income as a result of such election. U.S. holders are urged to consult their tax advisors regarding the tax consequences of the acquisition, ownership, and disposition of notes with market discount.

        Disposition of a Note.    Subject to the discussion above related to the market discount rules, the sale, exchange, redemption or other taxable disposition of a note by a U.S. holder generally will result in capital gain or loss equal to the difference between the amount realized (excluding amounts attributable to accrued but unpaid interest, which would be treated as a payment of interest) and the U.S. holder's adjusted tax basis in the note immediately before the disposition. Capital gain or loss should be long-term capital gain or loss if at the time of the disposition the U.S. holder has held the note for more than one year. Subject to limited exceptions, capital losses cannot be used to offset ordinary income. For non-corporate U.S. holders, long-term capital gains generally are taxed at a preferential rate.

        Backup Withholding and Information Reporting.    Information reporting requirements apply to interest and principal payments made to, and to the proceeds of certain sales or other dispositions by, certain non-corporate U.S. holders. In addition, backup withholding is required on such payments unless a U.S. holder furnishes a correct taxpayer identification number (which for an individual is generally the individual's Social Security Number) and certifies on an IRS Form W-9, under penalties of perjury, that the U.S. holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The current backup withholding rate is 28%. Backup withholding does not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. Any amounts withheld under the backup withholding rules may be allowed as a credit against the U.S. holder's U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

        The following discussion applies to a beneficial owner of a note that is neither a U.S. holder (as defined above) nor a partnership or an entity or arrangement classified as a partnership for U.S. federal tax purposes (a "non-U.S. holder").

        U.S. Federal Withholding Tax on Payments of Principal and Interest on the Notes.    Under current U.S. federal income tax law, and subject to the discussion below under "Backup Withholding and Information Reporting," U.S. federal withholding tax should not apply to payments by us to a non-U.S.

holder of principal of and interest on the notes, provided that in the case of interest the non-U.S. holder:

  •
  does not, directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury regulations thereunder;

  •
  is not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through stock ownership (as provided in the Code);

  •
  is not a bank receiving interest described in section 881(c)(3)(A) of the Code; and

  •
  provides a signed written statement, on an IRS W-8BEN (or other applicable form) which can reliably be related to it, certifying under penalties of perjury that it is not a "United States person" within the meaning of the Code and providing its name and address to: (1) us; or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the non-U.S. holder's notes on the holder's behalf and that certifies to us under penalties of perjury that it, or the bank or financial institution between it and the holder, has received from it its signed, written statement and provides us with a copy of this statement.

        The applicable Treasury regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.

        If the non-U.S. holder cannot satisfy the requirements described above, payments of interest made to it will be subject to 30% U.S. federal withholding tax unless it provides us with a properly executed (1) IRS Form W-8ECI (or other applicable form) stating that interest paid on its notes is not subject to withholding tax because it is effectively connected with its conduct of a trade or business in the United States, subject to tax as described below, or (2) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty.

        Disposition of a Note.    Generally, any gain recognized by a non-U.S. holder on the sale, exchange, redemption or other taxable disposition of a note (other than amounts attributable to accrued and unpaid interest, which will be treated as described under "U.S. Federal Withholding Tax on Payments of Principal and Interest on the Notes" above) will be exempt from U.S. federal income and withholding tax, unless:

  •
  the gain is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if a treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year, and certain other conditions are met.

        Effectively Connected Income.    If interest, gain or other income recognized by a non-U.S. holder on a note is "effectively connected" with the non-U.S. holder's conduct of a trade or business within the United States (and, if a treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), the non-U.S. holder will not be subject to the withholding tax discussed above if the non-U.S. holder provides us with a properly completed and executed IRS Form W-8ECI, but the non-U.S. holder generally will be subject to U.S. federal income tax on the interest, gain or other income as if it were a United States person (as defined in the Code). See "U.S. Holders," above. In addition to this U.S. federal income tax, if the non-U.S. holder is a corporation, it may be subject to an additional branch profits tax.

        Backup Withholding and Information Reporting.    Backup withholding does not apply to payments of interest and principal made to, and the proceeds of a sale or other disposition by, a non-U.S. holder if such non-U.S. holder certifies (on IRS Form W-8BEN or other appropriate form) its non-U.S. holder status. However, information reporting on IRS Form 1042-S will generally apply to payments of interest. Information reporting (but generally not backup withholding) may also apply to payments made outside the United States, and payments on the sale, exchange, redemption, or other disposition of a note effected outside the United States, if payment is made by a payor that is, for U.S. federal income tax purposes,

  •
  a United States person;

  •
  a controlled foreign corporation;

  •
  a U.S. branch of a foreign bank or foreign insurance company;

  •
  a foreign partnership controlled by United States persons or engaged in a U.S. trade or business; or

  •
  a foreign person, 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period;

unless such payor has in its records documentary evidence that the beneficial owner is not a U.S. holder and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be allowed as a credit against the non-U.S. holder's U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

CERTAIN BENEFIT PLAN AND IRA CONSIDERATIONS

        The following is a summary of certain considerations associated with the holding and, to the extent relevant, disposition of notes by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan described in Section 4975 of the Code, including an individual retirement account ("IRA") or a Keogh plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code ("Similar Laws") and any entity whose underlying assets include "plan assets" by reason of any such employee benefit or retirement plan's investment in such entity (each of which we refer to as a "Plan").

        General Fiduciary Matters.    ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan with its fiduciaries or other interested parties. In general, under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code (but may be subject to similar prohibitions under Similar Laws).

        In considering the holding and, to the extent relevant, disposition of notes with a portion of the assets of a Plan, a fiduciary should determine whether such holding or disposition is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

        Prohibited Transaction Issues.    Section 406 of ERISA prohibits ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of Section 3(14) of ERISA, and Section 4975 of the Code imposes an excise tax on certain "disqualified persons," within the meaning of Section 4975 of the Code, who engage in similar transactions, in each case unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, a fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.

        The holding or disposition of notes by an ERISA Plan with respect to which HSBC Finance (or certain of our affiliates) is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless such holding or disposition is in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the holding and disposition of notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the

"service provider exemption," from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between an ERISA Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of an ERISA Plan involved in the transaction) solely by reason of providing services to the Plan or by relationship to a service provider, provided that the ERISA Plan pays no more and receives no less than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied if the facts relied upon for utilizing a prohibited transaction exemption change.

        Because of the foregoing, the notes should not be acquired or held by any person investing "plan assets" of any Plan, unless none of such acquisition or holding will constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or similar violation of any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering the acquisition of notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Laws to such acquisition and whether an exemption would be applicable to the acquisition of notes.

 PLAN OF DISTRIBUTION

        This prospectus supplement has been prepared for and may be used by HSBC Securities (USA) Inc. (the "Market Maker") and its affiliates in connection with offers and sales of the notes related to market-making transactions in the notes in the secondary market effected from time to time. The Market Maker and its affiliates may act as principal or agent in such transactions. Sales of notes pursuant to this prospectus supplement will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. HSBC Finance Corporation will not receive any proceeds from such sales.

        The Market Maker and/or its affiliates currently own, and may from time to time trade, the notes for their own accounts in connection with their principal activities. Such sales may be made pursuant to this prospectus or otherwise pursuant to an applicable exemption from registration. Additionally, in the future, the Market Maker and/or its affiliates may, from time to time, own the notes as a result of market-making activities.

        We have been advised by the Market Maker that, subject to applicable laws and regulations, the Market Maker or its affiliates currently intend to make a market in the notes. However, the Market Maker is not obligated to do so, and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. We cannot assure you that an active trading market will develop or be sustained. We and the Market Maker have entered into registration rights agreements with respect to the use by the Market Maker of this prospectus supplement. Pursuant to such agreements, we agreed to indemnify the Market Maker against certain liabilities, including liabilities under the Securities Act.

        The Market Maker and its affiliates have from time to time provided certain commercial banking, financial advisory and investment banking services to us and our affiliates for which we have received customary fees. In the ordinary course of their businesses, the Market Maker or its affiliates may at any time hold long or short positions, and may trade for their own accounts or the accounts of customers, in debt or equity securities issued or guaranteed by us and our affiliates, including any of the Notes. The Market Maker and its affiliates may from time to time in the future engage in future transactions with us and our affiliates and provide services to us and our affiliates in the ordinary course of their respective businesses. In addition, HSBC Finance and the Market Maker are wholly owned indirect subsidiaries of HSBC Holding plc.

LEGAL MATTERS

        The legality of the notes has been passed upon for HSBC Finance by Mick Forde, Senior Vice President, Deputy General Counsel—Corporate and Assistant Secretary of HSBC Finance. Mr. Forde is an officer of HSBC Finance and owns equity securities of HSBC Holdings.

EXPERTS

        The consolidated financial statements of HSBC Finance as of December 31, 2010 and 2009 and for each of the years in the three-year period ended December 31, 2010, which are included in our Current Report on Form 8-K filed with the SEC on May 27, 2011, which provides supplemental information to our Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, included in our Annual Report on Form 10-K for the year ended December 31, 2010, have been incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

HSBC Finance Corporation

Debt Securities
and
Warrants to Purchase Debt Securities

Preferred Stock ($0.01 par value)

Depositary Shares

        HSBC Finance Corporation from time to time may offer to sell debt securities and warrants to purchase debt securities, preferred stock, either separately or represented by depositary shares.

        HSBC Finance Corporation will provide specific terms of the securities that it may offer at any time in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        HSBC Finance Corporation may use this prospectus in connection with the initial sale of these securities. In addition, HSBC Securities (USA) Inc., or other affiliates of HSBC Finance Corporation, may use this prospectus in market-making transactions in these or similar securities after the initial sale. UNLESS HSBC FINANCE CORPORATION OR ITS AGENT INFORMS THE PURCHASER OTHERWISE IN THE CONFIRMATION OF SALE, THIS PROSPECTUS IS BEING USED IN A MARKET-MAKING TRANSACTION.

        You should fully consider the risk factors beginning on page 2 in this prospectus and in the accompanying prospectus supplement, if any, prior to investing in the securities.

        HSBC Finance Corporation and certain of the dealers who may effect sales of offered securities in Canada are indirect subsidiaries of HSBC Holdings plc. By virtue of such common ownership, HSBC Finance Corporation is a "related issuer" and may be "connected issuer", as such terms are defined in National Instrument 33-105 Underwriting Conflicts, of such dealers. Canadian investors should refer to the heading "Certain Relationships and Related Transactions" contained in "Notice to Canadian Investors" for additional information.

Prospectus dated December 17, 2008

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic registration statement that we filed with the Securities and Exchange Commission ("SEC") as a "well-known seasoned issuer" as defined under Rule 405 promulgated under the Securities Act of 1933 utilizing a "shelf" registration process. You should only rely on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We may sell any combination of the securities described in this prospectus in one or more initial offerings. This prospectus may also be used in market-making transactions, as described under the heading "Plan of Distribution." This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement, including any pricing supplement that will contain specific information about the terms of that offering and which will accompany this prospectus (the "Prospectus Supplement"). The Prospectus Supplement may also add to or update information contained in this prospectus. You should not assume that the information in this prospectus, or any Prospectus Supplement is accurate as of any date other than the date on the front of those documents. You should read both this prospectus and any Prospectus Supplement together with the additional information described under the heading "Where You Can Find More Information" and "Plan of Distribution". In this prospectus, "us," "we," "our," "Company" and "HSBC Finance" refer to HSBC Finance Corporation. In this prospectus, "HSBC Holdings" refers to HSBC Holdings plc.

RISK FACTORS

        Investing in the securities involves risk. Please see the "Risk Factors" section in the Company's most recent Annual Report on Form 10-K, along with the disclosure related to the risk factors contained in the Company's subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The Prospectus Supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that Prospectus Supplement.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain of the matters discussed under the caption "HSBC Finance" and elsewhere in this prospectus and any Prospectus Supplement or in the information incorporated by reference herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such information may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of HSBC Finance to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a list of such risks, uncertainties and factors you should refer to the information incorporated by reference herein. See "Where You Can Find More Information."

HSBC FINANCE

        HSBC Finance and its subsidiaries offer a diversified range of financial services. HSBC Finance traces its origin through the same ownership to an office established in 1878. The address of its principal executive office is 26525 North Riverwoods Boulevard, Mettawa, Illinois 60045 (telephone 224-544-2000). HSBC Finance, formerly known as Household International, Inc., was acquired by a wholly-owned subsidiary of HSBC Holdings on March 28, 2003.

        HSBC Finance is an indirect subsidiary of HSBC North America Holdings Inc., a bank holding company, and an indirect wholly owned subsidiary of HSBC Holdings. HSBC Holdings, headquartered in London, England, is one of the largest banking and financial services organizations in the world.

HSBC Holdings' ordinary shares are admitted to trading on the London Stock Exchange and are listed on The Stock Exchange of Hong Kong, Euronext Paris and the Bermuda Stock Exchange, and its American depository shares are listed on the New York Stock Exchange.

USE OF PROCEEDS

        Unless stated otherwise in the Prospectus Supplement, we will apply the net proceeds from the sale of the securities to our general funds to be used in our financial services business, and may include the funding of investments in, or extensions of credit to, our affiliates. Pending such applications, the net proceeds will be used initially to reduce our outstanding commercial paper. The proceeds of our commercial paper are used in connection with our financial services business.

DESCRIPTION OF DEBT SECURITIES

        HSBC Finance may offer, from time to time, one or more series of unsecured senior notes ("Debt Securities"). The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospect Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent to which such general terms and provisions may apply to the Offered Debt Securities will be described in the Prospectus Supplement relating to such Offered Debt Securities.

General

        Offered Debt Securities will constitute either senior or senior subordinated unsecured debt of HSBC Finance and will be issued under one of the indentures specified elsewhere herein (the "Indentures"). The Indentures, or forms thereof, and the Standard Provisions (as defined herein) have been filed as exhibits to HSBC Finance's Registration Statement which registers the securities with the Securities and Exchange Commission. The following summaries do not purport to be complete and, where particular provisions of an Indenture or the Standard Provisions are referred to, such provisions, including definitions of certain terms, are incorporated by reference as part of such summaries, which are qualified in their entirety by such reference.

        The Indentures provide that Debt Securities may be issued thereunder from time to time in one or more series and do not limit the aggregate principal amount of the Debt Securities except as may be otherwise provided with respect to any particular series of Offered Debt Securities.

        Unless otherwise indicated in the Prospectus Supplement with respect to any particular series of Offered Debt Securities, the Debt Securities will be issued in registered form without coupons, will be exchangeable for authorized denominations, and will be transferable at any time or from time to time. No charge will be made to the holder for any such exchange or registration of transfer except for any tax or governmental charge incident thereto. Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities of each series will be issued in the form of one or more global securities that will be deposited with, or on behalf of, a depositary. See "Book-Entry System" below.

        Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the following terms and other information to the extent applicable with respect to the Offered Debt Securities: (1) the title of the Offered Debt Securities and whether such Offered Debt Securities will be senior or senior subordinated debt of HSBC Finance; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the price (expressed as a percentage of the aggregate principal amount thereof) HSBC Finance will be paid for the Offered Debt Securities and the initial offering price, if any, at which the Offered Debt Securities will be offered to the public; (4) the currency, currencies or currency units for which the Offered Debt Securities may be purchased and the currency, currencies or currency units in which the principal of and any interest on such Offered Debt Securities may be payable; (5) the date or dates on which the Offered Debt Securities will mature; (6) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest, if any; (7) the date from which such interest, if any, on the Offered Debt Securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence, and the record dates for such interest payment dates, if any; (8) the dates, if any, on which and the price or prices at which the Offered Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or to any purchase fund provisions, be redeemed by HSBC Finance, and the other detailed terms and provisions of such sinking and/or purchase funds; (9) the date, if any, after which and the price or prices at which the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of HSBC Finance or of the holder thereof and the other detailed terms and provisions of such optional redemption; (10) the denominations in which the Offered Debt Securities are authorized to be issued; (11) the securities exchange, if any, on which the Debt Securities will be listed; and (12) additional provisions, if any, with respect to the Offered Debt Securities.

        If any of the Debt Securities are sold for foreign currencies or foreign currency units or if the principal of or any interest on any series of Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, any special tax consequences, specific terms and other information with respect to such issue of Debt Securities and such currencies or currency units will be set forth in a Prospectus Supplement relating thereto.

        Debt Securities may be issued as Original Issue Discount Securities to be offered and sold at a discount below their stated principal amount. "Original Issue Discount Securities" means any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof upon the occurrence of an Event of Default and the continuation thereof. As used in the following summary of certain terms of the Debt Securities, the term "principal amount" means, in the case of any Original Issue Discount Security, the amount that would then be due and payable upon acceleration of the maturity thereof, as specified in such Debt Security.

Senior Debt Securities

        The trustees for the indentures under which Offered Debt Securities constituting senior debt of HSBC Finance (the "Senior Debt Securities") will be issued shall be either U.S. Bank National Association, The Bank of New York Mellon Trust Company, N.A., Wells Fargo Bank, National Association or such other entity which may be specified in the Prospectus Supplement (collectively, the "Senior Trustees"). Each particular series of Senior Debt Securities will be issued under the Indenture specified in the Prospectus Supplement between HSBC Finance and a Senior Trustee which will incorporate the terms and provisions of the Standard Multiple-Series Indenture Provisions for Senior Debt Securities (the "Standard Provisions"). The above noted indentures are collectively called the "Indentures for Senior Debt Securities" herein. Senior Debt Securities will rank on a parity with all unsecured debt of HSBC Finance, and prior to all subordinated debt.

        Principal of and interest, if any, on Senior Debt Securities will be payable at the office or agency of HSBC Finance specified in the Prospectus Supplement, depending on the Senior Trustee; provided, however, that payment of interest may be made at the option of HSBC Finance by check or draft mailed to the person entitled thereto.

Covenant Against Creation of Pledges or Liens

        All Senior Debt Securities issued under the Indentures for Senior Debt Securities will be unsecured. HSBC Finance covenants that, with the exceptions listed below, it will not issue, assume or guarantee any indebtedness for borrowed money secured by a mortgage, security interest, pledge or lien ("security interest") of or upon any of its property, now owned or hereafter acquired, unless the

Senior Debt Securities then outstanding are, by supplemental indenture, effectively secured by such security interest equally and ratably with all other indebtedness secured thereby for so long as such other indebtedness shall be so secured. The term "indebtedness for borrowed money" does not include any guarantee, cash deposit or other recourse obligation in connection with the sale, securitization or discount by HSBC Finance of finance or accounts receivables, trade acceptances, or other paper arising in the ordinary course of its business.

        The foregoing covenant does not apply to (a) security interests to secure the payment of the purchase price of property, shares of capital stock, or indebtedness acquired by HSBC Finance or the cost of construction or improvement of such property or the refinancing of all or any part of such secured indebtedness, provided that such security interests do not apply to any other property, shares of capital stock, or indebtedness of HSBC Finance; (b) security interests on property, shares of capital stock, or indebtedness existing at the time of acquisition by HSBC Finance; (c) security interests on property of a corporation which security interests exist at the time such corporation merges or consolidates with or into HSBC Finance or which security interests exist at the time of the sale or transfer of all or substantially all of the assets of such corporation to HSBC Finance; (d) security interests to secure any indebtedness of HSBC Finance to a subsidiary; (e) security interests in property of HSBC Finance in favor of the United States of America or any state or agency or instrumentality thereof, or in favor of any other country or political subdivision, to secure partial, progress, advance, or other payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such security interests; (f) security interests on properties financed through tax-exempt municipal obligations; provided that such security interests are limited to the property so financed; (g) security interests existing on the date of execution of the applicable Indenture; and (h) any extension, renewal, refunding, or replacement (or successive extensions, renewals, refundings, or replacements), in whole or in part, of any security interest referred to in the foregoing clauses (a) through (g) inclusive; provided, however, that the principal amount of indebtedness secured in such extension, renewal, refunding, or replacement does not exceed the principal amount of indebtedness secured at the time by such security interest; provided, further, that such extension, renewal, refunding, or replacement of such security interest is limited to all or part of the property subject to such security interest so extended, renewed, refunded, or replaced.

        Notwithstanding the foregoing, HSBC Finance may, without equally and ratably securing the Senior Debt Securities, issue, assume, or guarantee indebtedness secured by a security interest not excepted pursuant to clauses (a) through (h) above if the aggregate amount of such indebtedness, together with all other indebtedness of, or guaranteed by, HSBC Finance existing at such time and secured by security interests not so excepted, does not at the time, exceed 10% of HSBC Finance's Consolidated Net Worth (as defined). In addition, an arrangement with any person providing for the leasing by HSBC Finance of any property, which property has been or is to be sold or transferred by HSBC Finance to such person with the intention that such property be leased back to HSBC Finance, shall not be deemed to create any indebtedness secured by a security interest if the obligation in respect to such lease would not be included as a liability on a consolidated balance sheet of HSBC Finance. The holders of not less than a majority in principal amount of the Debt Securities at the time outstanding under an Indenture, on behalf of the holders of all of the Debt Securities issued under such Indenture, may waive compliance with the foregoing covenant. (Standard Provisions—Section 3.08)

Concerning the Trustees

        HSBC Finance maintains a banking relationship with each of the Senior Trustees or affiliates thereof and certain of the Senior Trustees are also trustees under other indentures of HSBC Finance under which outstanding senior or subordinated unsecured debt securities of HSBC Finance have been or may be issued. The Senior Trustees or affiliates thereof may also have other financial relations with HSBC Finance and other corporations affiliated with HSBC Finance.

Senior Subordinated Debt Securities

        Offered Debt Securities which will constitute senior subordinated unsecured debt of HSBC Finance (the "Senior Subordinated Debt Securities") will be issued under an Indenture between HSBC Finance and The Bank of New York Mellon Trust Company, N.A., as Trustee (the "Indenture for Senior Subordinated Debt Securities").

        Principal and interest, if any, on Senior Subordinated Debt Securities will be payable at the office or agency of HSBC Finance specified in the Prospectus Supplement; provided, however, that payment of interest may be made at the option of HSBC Finance by check or draft mailed to the person entitled thereto.

Subordination

        Senior Subordinated Debt Securities are subordinate and junior in right of payment to all indebtedness for borrowed money of HSBC Finance and any other creditors, whenever outstanding, except for such indebtedness which by its terms is on parity with or subordinate and junior to Senior Subordinated Debt Securities. The indebtedness of HSBC Finance to which the Senior Subordinated Debt Securities are subordinate and junior being hereinafter called "senior indebtedness." HSBC Finance is not directly limited in its ability to issue additional senior indebtedness.

        In the event of any involuntary or voluntary event of insolvency, bankruptcy, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation, dissolution or winding-up of or relating to HSBC Finance as a whole, then the holders of senior indebtedness shall be entitled to receive payment in full of all principal and interest on all senior indebtedness before the holders of the Senior Subordinated Debt Securities are entitled to receive any payment on account of principal or interest upon the Senior Subordinated Debt Securities, and to that end (but subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in the Indentures for Senior Subordinated Debt Securities upon the senior indebtedness and the holders thereof with respect to the subordinated indebtedness represented by the Senior Subordinated Debt Securities and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law) the holders of senior indebtedness shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of the Senior Subordinated Debt Securities, except securities which are subordinate and junior in right of payment to the payment of all senior indebtedness then outstanding.

        Holders of the Senior Subordinated Debt Securities and the trustee, by their acceptance of the Senior Subordinated Debt Securities, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have under the Indenture.

Concerning the Trustee

        The Bank of New York Mellon Trust Company, N.A. is trustee under other indentures of HSBC Finance under which outstanding senior unsecured debt securities of HSBC Finance have been or may be issued. HSBC Finance maintains banking relationships with affiliates of The Bank of New York Mellon Trust Company, N.A.. The Bank of New York Mellon Trust Company, N.A. or affiliates thereof may also have other financial relations with HSBC Finance and other corporations affiliated with HSBC Finance.

Satisfaction, Discharge, and Defeasance of the Indentures and Debt Securities

        If there is deposited irrevocably with the Trustee as trust funds for the benefit of the holders of Debt Securities of a particular series an amount, in money or the equivalent in securities of the United

States or securities the principal of and interest on which is fully guaranteed by the United States, sufficient to pay the principal, premium, if any, and interest, if any, on such series of Debt Securities on the dates such payments are due in accordance with the terms of such series of Debt Securities through their maturity, and if HSBC Finance has paid or caused to be paid all other sums payable by it under the applicable Indenture with respect to such series, then HSBC Finance will be deemed to have satisfied and discharged the entire indebtedness represented by such series of Debt Securities and all of the obligations of HSBC Finance under such Indenture with respect to such series, except as otherwise provided in such Indenture. In the event of any such defeasance, holders of such Debt Securities would be able to look only to such trust funds for payment of principal, premium, if any. and interest, if any, on their Debt Securities. (Standard Provisions—Section 6.03, Indenture for Senior Subordinated Debt Securities—Section 5.03)

        For federal income tax purposes, any such defeasance may be treated as a taxable exchange of the related Debt Securities for an issue of obligations of the trust or a direct interest in the cash and securities held in the trust. In that case, holders of such Debt Securities would recognize gain or loss as if the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their Debt Securities. Such holders thereafter would be required to include in income a share of the income, gain or loss of the trust. The amount so required to be included in income could be a different amount than would be includable in the absence of defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of defeasance.

        Any defeasance requires the prior written consent of the Federal Reserve Bank of New York and the Financial Services Authority of the United Kingdome (the "FSA") (unless such approval is not required at the time established for defeasance).

Modification of Indentures

        Each Indenture provides that the holders of not less than a majority in principal amount of each series of Debt Securities at the time outstanding under such Indenture may enter into supplemental indentures for the purpose of amending, in any manner, provisions of the Indenture or of any supplemental indenture or modifying the rights of holders of such series of Debt Securities. However, no such supplemental indenture, without the consent of the holder of each outstanding Debt Security affected thereby, shall, among other things, (i) change the maturity of the principal of, or any installment of interest on any Debt Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or (ii) reduce the aforesaid percentage of the Debt Securities, the consent of the holders of which is required for the execution of any such supplemental indenture or for any waiver of compliance with any covenant or condition in such Indenture. (Standard Provisions—Section 11.02, Indenture for Senior Subordinated Debt Securities Section 10.02)

        Each Indenture may be amended or supplemented without the consent of any holder of Debt Securities under certain circumstances, including (i) to cure any ambiguity, defect or inconsistency in the Indenture, any supplemental indenture, or in the Debt Securities of any series; (ii) to evidence the succession of another corporation to the Company and to provide for the assumption of all the obligations of the Company under the Debt Securities and the Indenture by such corporation; (iii) to provide for uncertificated Debt Securities in addition to certificated Debt Securities; (iv) to make any change that does not adversely affect the rights of holders of Debt Securities issued thereunder; (v) to provide for a new series of Debt Securities; or (vi) to add to rights of holders of Debt Securities or add additional Events of Default. (Standard Provisions—Section 11.01, Indenture for Senior Subordinated Debt Securities—Section 10.01).

        Material variations in the terms and conditions of any series of the Senior Subordinated Debt Securities, including modifications relating to subordination, redemption and events of default may require the consent of the FSA and the Federal Reserve Bank of New York.

Successor Entity

        The Company may not consolidate with or merge into, or transfer, sell or lease its properties and assets as, or substantially as, an entirety to another entity unless the successor entity is a corporation incorporated within the United States and, after giving effect thereto, no default under the Indenture shall have occurred and be continuing. Thereafter, except in the case of a lease, all obligations of the Company under the Indenture terminate. (Standard Provision—Section 10.02, Indenture for Senior Subordinated Debt Securities—Sections 9.01 and 9.02).

Events of Default

        The Standard Provisions related to the Indentures for Senior Debt Securities defines the following as Events of Default with respect to any series of Debt Securities: default for 30 days in the payment of any interest upon any Debt Security of such series issued under such Indenture; default in the payment of any principal of or premium on any such Debt Security; default for 30 days in the deposit of any sinking fund or similar payment for such series of Debt Securities; default for 60 days after notice in the performance of any other covenant in the Indenture; certain defaults for 30 days after notice in the payment of principal or interest, or in the performance of other covenants, with respect to borrowed money under another indenture in which the Trustee for such Debt Securities is trustee which results in the principal amount of such indebtedness becoming due and payable prior to maturity, which acceleration has not been rescinded or annulled; and certain events of bankruptcy, insolvency or reorganization. The only events of default under the Indenture for Senior Subordinated Debt Securities are certain events of bankruptcy or insolvency. (Indenture for Senior Subordinated Debt Securities—Section 6.01) HSBC Finance is required to file with each Trustee annually a certificate as to the absence of certain defaults under each Indenture. (Standard Provisions—Section 3.05, Indenture for Senior Subordinated Debt Securities—Section 3.05)

        If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, either the Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series by notice as provided in the Indenture may declare the principal amount of all the Debt Securities of such series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, the holders of not less than a majority in principal amount of outstanding Debt Securities of such series may, under certain circumstances, rescind or annul such declaration of acceleration. (Standard Provisions—Section 7.02, Indenture for Senior Subordinated Debt Securities—Section 6.02)

        The holders of not less than a majority in principal amount of the outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of such series, waive any past default under the Indenture and its consequences with respect to Debt Securities of such series, except a default (a) solely with regards to the Senior Debt Securities, in the payment of principal of (or premium, if any) or interest, if any, on any Senior Debt Securities of such series (Standard Provisions—Section 7.13), or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding Debt Security of such series affected. (Standard Provisions—Section 7. 13, Indenture for Senior Subordinated Debt Securities—Section 6. 14)

        Each Indenture provides that the Trustee thereunder may withhold notice to holders of Debt Securities of any default, except solely with regards to the Senior Debt Securities, in payment of the principal of (or premium, if any) or interest, if any, on any Senior Debt Security issued under such

Indenture or in the payment of any sinking fund or similar payment, if it considers it in the interest of holders of Debt Securities to do so. (Standard Provisions—Section 8.02, Indenture for Senior Subordinated Debt Securities—Section 7.02)

        Holders of Debt Securities may not enforce an Indenture except as provided therein. (Standard Provisions—Section 7.07, Indenture for Senior Subordinated Debt Securities—Section 6.07) Each Indenture provides that the holders of a majority in principal amount of the outstanding debt securities issued under such Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Standard Provisions—Section 7.12, Indenture for Senior Subordinated Debt Securities—Section 6.13) The Trustee will not be required to comply with any request or direction of holders of Debt Securities pursuant to the Indenture unless offered indemnity reasonably satisfactory to it against costs and liabilities which might be incurred by the Trustee as a result of such compliance. (Standard Provisions—Section 8.03(e), Indenture for Senior Subordinated Debt Securities—Section 7.03(e))

        Under the Indenture for Senior Subordinated Debt Securities, upon non-payment of principal or 30 days after non-payment of interest, the Trustee on behalf of the Holders of Debt Securities or any Holder may institute bankruptcy or other insolvency proceedings against the Company. (Indenture for Senior Subordinated Debt Securities—Section 6.11)

 DESCRIPTION OF WARRANTS

        HSBC Finance may issue, together with any Debt Securities offered by any Prospectus Supplement or separately, Warrants for the purchase of other Debt Securities. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between HSBC Finance and a bank or trust company, as warrant agent ("Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Warrants ("Offered Warrants"). A copy of the forms of Warrant Agreement, including the form of warrant certificates representing the Warrants ("Warrant Certificates"), reflecting the alternative provisions to be included in the Warrant Agreements that will be entered into with respect to particular offerings of Warrants, is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Warrant Agreement and the Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement and the Warrant certificates, respectively, including the definitions therein of certain terms.

General

        The applicable Prospectus Supplement will describe the terms of the Offered Warrants, the Warrant Agreement relating to the Offered Warrants and the Warrant Certificates representing the Offered Warrants, including the following: (1) the designation, aggregate principal amount, and terms of the Debt Securities purchasable upon exercise of the Offered Warrants; (2) the designation and terms of any related Debt Securities with which the Offered Warrants are issued and the number of Offered Warrants issued with each such Debt Security; (3) the date, if any, on and after which the Offered Warrants and the related Offered Debt Securities will be separately transferable; (4) the principal amount of Debt Securities purchasable upon exercise of one Offered Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (5) the date on which the right to exercise the Offered Warrants shall commence and the date ("Expiration Date") on which such right shall expire; (6) whether the Warrants represented by the Warrant Certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered; and (7) any other terms of the Offered Warrants.

        Warrant Certificates will be exchangeable on the terms specified in the Prospectus Supplement for new Warrant Certificates of different denominations, and Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of Holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise.

Exercise of Warrants

        Each Offered Warrant will entitle the holder to purchase such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Offered Warrants by payment of such exercise price in full in the manner specified in the Prospectus Supplement. Offered Warrants may be exercised at any time up to the close of business on the Expiration Date set forth in the Prospectus Supplement relating to the Offered Warrants. After the close of business on the Expiration Date, unexercised Warrants will become void.

        Upon receipt of payment of the exercise price and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, HSBC Finance will, as soon as practicable, forward the Debt Securities purchasable upon such exercise. If less than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants.

DESCRIPTION OF PREFERRED STOCK

General

        HSBC Finance's amended and restated certificate of incorporation authorizes the issuance of 1,501,200 shares of capital stock of which 1,501,100 shares shall be designated preferred stock, $0.01 par value per share, and 100 shares shall be designated common stock, $0.01 par value per share. As of December 10, 2008, 575,000 shares of Series B Preferred Stock ("Series B Preferred") were issued and outstanding and 60 shares of common stock were issued and outstanding. All outstanding shares of common stock and preferred stock are fully paid and non-assessable.

Preferred Stock

        The Company's preferred stock may be issued from time to time in one or more series as authorized by the board of directors or a duly authorized committee of the board of directors. The board of directors has adopted a resolution creating an offering committee of the board with the power to authorize the issuance and sale of one or more series of preferred stock and to determine the particular designations, powers, preferences and relative, participating, optional or other special rights, other than voting rights which shall be fixed by the board of directors, and qualifications, limitations or restrictions of the preferred stock. Other terms of any series of preferred stock, including the dividend rate, liquidation preference, redemption rights, if any, voting rights, conversion or sinking fund provisions, if any, and other special terms will be set forth in the certificate of designations, preferences and rights with respect to such series and described in the applicable Prospectus Supplement.

        Under current provisions of the general corporation law of the state of Delaware, the holders of issued and outstanding preferred stock are entitled to vote as a class upon a proposed amendment to HSBC Finance's restated certificate of incorporation, with the consent of a majority of said class being required to increase or decrease the aggregate number of authorized shares of preferred stock, increase or decrease the par value of shares of preferred stock, or alter or change the powers, preferences or special rights of the preferred stock as to affect them adversely. If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock in an adverse manner, but would not affect the entire class of preferred stock, then only the shares of the series affected by the amendment would be considered a separate class for the purpose of determining who is entitled to vote on the proposed amendment.

Description of Authorized Series of Preferred Stock

        The following summary describes our authorized series of preferred stock, the Series B Preferred. You should read the more detailed provisions of the certificate of designation, preferences and rights relating to the Series B Preferred for provisions that might be important to you.

Series B Preferred

        Dividends and Redemption.    Dividends on the Series B Preferred are payable when, as and if declared by the board of directors of HSBC Finance quarterly on the 15th calendar day of March, June, September and December of each year. Dividends on the Series B Preferred are payable at a rate of 6.36% per annum. Dividends on the Series B Preferred are noncumulative. Accordingly, if for any reason our board of directors does not declare a dividend on the Series B Preferred Stock for a dividend period, we will not pay a dividend for that dividend period on the dividend payment date for that dividend period or at any future time, whether or not our board of directors declares dividends on the Series B Preferred for any subsequent dividend period. However, with certain exceptions, we may not declare or pay dividends on or redeem or purchase our common stock or other series of preferred stock at any time if we have not declared, paid or set aside for payment full dividends on the Series B Preferred for the then-current dividend period. In the event of the liquidation, dissolution or winding up of HSBC Finance, whether voluntary or involuntary, holders of the Series B Preferred are entitled to receive $1,000 per share, plus accrued and unpaid dividends for the then-current dividend period to the date fixed for redemption. The Series B Preferred is not redeemable prior to June 24, 2010. The Series B Preferred is redeemable, at the option of HSBC Finance, in whole or in part, from time to time on or after June 24, 2010, at a redemption price of $1,000 per share, plus an amount equal to accrued and unpaid dividends for the then-current dividend period to the date fixed for redemption. Any redemption of the Series B Preferred must be approved by the Federal Reserve Bank of New York and the FSA (unless such approvals are not required at the time established for redemption). The Series B Preferred is not entitled to the benefits of any sinking fund.

        Voting Rights.    Whenever, at any time or times, dividends payable on the shares of Series B Preferred have not been declared and paid for six quarters, whether or not consecutive, then at the next annual meeting of stockholders and at any annual meeting thereafter and at any meeting called for the election of directors, until the date on which HSBC Finance next declares and pays (or sets aside funds for payment of) in full dividends on the Series B Preferred for at least four subsequent dividend periods, the holders of the Series B Preferred either alone or together with the holders of one or more other series of preferred stock at the time outstanding that are granted such voting rights, voting as a class, shall be entitled, to the exclusion of the holders of one or more other series or classes of stock having general voting rights, to vote for and elect two additional members of the board of directors of HSBC Finance, and the holders of common stock together with the holders of any series or class or classes of stock of HSBC Finance having general voting rights and not then entitled to elect two members of the board of directors as described in this paragraph to the exclusion of the holders of all series then so entitled, shall be entitled to vote and elect the balance of the board of directors. In such case, the board of directors of HSBC Finance shall be increased by two directors. The rights of the holders of the Series B Preferred to participate (either alone or together with the holders of one or more other series of preferred stock at the time outstanding that are granted such voting rights) in the exclusive election of two members of the board of directors of HSBC Finance will continue until the date on which HSBC Finance next declares and pays (or sets aside funds for payment of) in full dividends on the Series B Preferred for at least four subsequent dividend periods. At elections for such directors, each holder of Series B Preferred shall be entitled to one vote for each share of Series B

Preferred held of record on the record date established for the meeting. The holders of Series B Preferred will not have the right to cumulate such shares in voting for the election of directors. At the annual meeting of stockholders next following the termination (by reason of the payment or provision for the payment in full of dividends on the Series B Preferred for a subsequent dividend period) of the exclusive voting power of the holders of Series B Preferred and the holders of all other series of preferred stock that have been entitled to vote for and elect such two members of the board of directors of HSBC Finance as described above, the terms of office of all persons who have been elected directors of HSBC Finance by vote of such holders shall terminate and the two vacancies created to accommodate the exclusive right of election described above shall thereupon be eliminated and the board of directors shall be decreased by two directors.

        So long as any shares of Series B Preferred remain outstanding, the affirmative vote of the holders of at least two-thirds of the shares of Series B Preferred outstanding at the time given in person or by proxy, at any special or annual meeting called for the purpose, will be necessary to permit, effect or validate anyone or more of the following:

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  The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock (including any class or series of preferred stock) ranking prior to the Series B Preferred as to dividends or amounts payable on liquidation, dissolution or winding up of HSBC Finance;

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  The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock (including any class or series of preferred stock) ranking on a parity with the Series B Preferred unless the certificate of designations, preferences and rights or other provisions of the amended and restated certificate of incorporation of HSBC Finance creating or authorizing such class or series provides that if in any case the stated dividends or amounts payable on liquidation, dissolution or winding up of HSBC Finance are not paid in full on all outstanding shares of parity stock, the shares of all parity stock will share ratably (x) in the payment of dividends, including accumulations (if any), in accordance with the sums that would be payable on all parity stock if all dividends in respect of all shares of parity stock were paid in full and (y) on any distribution of assets upon liquidation, dissolution or winding up of HSBC Finance in accordance with the sums that would be payable in respect of all shares of parity stock if all sums payable were discharged in full; or

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  The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the amended and restated certificate of incorporation of HSBC Finance, which would materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred or of the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or HSBC Finance's Series B Preferred, or any other capital stock of HSBC Finance, or the creation and issuance of other series of preferred stock, including convertible preferred stock, or any other capital stock of HSBC Finance, in each case ranking on a parity with or junior to the Series B Preferred with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of HSBC Finance, shall not be deemed to affect materially and adversely such rights, preferences, privileges or voting powers.

The voting rights described above will not apply to any shares of Series B Preferred if, at or prior to the time voting rights would otherwise arise, all outstanding shares of Series B Preferred have been redeemed or called for redemption and sufficient funds have been deposited in trust to effect such redemption.

        Conversion Rights.    The holders of the Series B Preferred do not have any rights to convert their shares into shares of any other class or series of capital stock, or any other security, of HSBC Finance.

        Additional Shares.    The Company may from time to time, without notice to or the consent of the holders of the Series B Preferred, authorize and issue additional shares of Series B Preferred.

Description of Depositary Shares

        General.    HSBC Finance may, at its option, elect to issue fractional shares of preferred stock, rather than full shares of preferred stock. In the event such option is exercised, HSBC Finance may elect to have a depositary issue receipts for depositary shares, each receipt representing a fraction, to be set forth in the Prospectus Supplement relating to a particular series of preferred stock, of a share of a particular series of preferred stock as described below.

        The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between HSBC Finance and a bank or trust company selected by HSBC Finance. The depositary must have its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of an offering of the preferred stock. Copies of the forms of deposit agreement and depositary receipt are filed as exhibits to the registration statement of which this prospectus is a part, and the following summary is qualified in its entirety by reference to such exhibits.

        Pending the preparation of definitive engraved depositary receipts, the depositary may, upon the Company's written order, issue temporary depositary receipts substantially identical to, and with all the same rights of, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at the Company's expense.

        Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement, a holder of depositary receipts may have the depositary deliver to the holder the whole shares of preferred stock relating to the surrendered depositary receipts. Holders of depositary shares may receive whole shares of the related series of preferred stock on the basis set forth in the related Prospectus Supplement for such series of preferred stock, but holders of such whole shares will not after the exchange be entitled to receive depositary shares for their whole shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

        Dividends and Other Distributions.    The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the numbers of such depositary shares owned by such holders.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make distribution of the property. In that case the depositary may, with the Company's approval, sell such property and distribute the net proceeds from the sale to such holders.

        Redemption of Depositary Shares.    If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. Whenever HSBC Finance redeems shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock redeemed by the Company. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

        Voting the Preferred Shares.    Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and HSBC Finance will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

        Amendment and Termination of the Deposit Agreement.    HSBC Finance and depositary at any time may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. HSBC Finance or the depositary may terminate the deposit agreement only if all outstanding depositary shares have been redeemed, or there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of HSBC Finance and such distribution has been distributed to the holders of depositary receipts.

        Charges of Depositary.    HSBC Finance will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. HSBC Finance will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

        Miscellaneous.    The depositary will forward to the record holders of the depositary shares relating to such preferred stock all reports and communications from HSBC Finance which are delivered to the depositary.

        Neither HSBC Finance nor the depositary will be liable if either one is prevented or delayed by law or any circumstance beyond their control in performing the obligations under the deposit agreement. The obligations of HSBC Finance and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary may rely upon written advice of counselor accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

        Resignation and Removal of Depositary.    The depositary may resign at any time by delivering to HSBC Finance notice of its election to do so, and HSBC Finance may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

BOOK-ENTRY PROCEDURES

        Unless otherwise indicated in the Prospectus Supplement with respect to any offered securities, upon issuance, all offered securities will be represented by one or more global securities (the "Global Security"). The Global Security will be deposited with, or on behalf of, The Depository Trust Company ("DTC" or the "Depositary") and registered in the name of Cede & Co. (the Depositary's partnership nominee). Unless and until exchanged in whole or in part for offered securities in definitive form, no Global Security may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

        If so indicated in the Prospectus Supplement with respect to any offered securities, investors may elect to hold interests in Global Securities through either the Depositary (in the United States) or Clearstream Banking, societe anonyme ("Clearstream"), or Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of the Depositary.

        So long as the Depositary, or its nominee, is a registered owner of a Global Security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of offered securities represented by such Global Security for all purposes under the Indenture or other governing documents. Except as provided below, the actual owners of offered securities represented by a Global Security (the "Beneficial Owner") will not be entitled to have the offered securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the offered securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture or other governing documents. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if such person is not a participant of the Depositary (a "Participant") on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture or other governing documents. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest which a holder is entitled to give or take under an Indenture or other governing documents, the Depositary would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by the Depositary to Participants, by Participants to Indirect Participants, as defined below, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        The following is based on information furnished by DTC:

        DTC will act as securities depositary for offered securities. Offered securities will be issued in fully registered form registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered Global Securities will be issued for the offered securities in the aggregate amount of such issue, and will be deposited with DTC.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depositary Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Direct Participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC, and EMCC are also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

        Purchases of offered securities under DTC's system must be made by or through Direct Participants, which will receive a credit for offered securities on DTC's records. The ownership interest of each Beneficial Owner is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in offered securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in offered securities, except in the limited circumstances which may be provided in the applicable Indenture or other governing documents.

        To facilitate subsequent transfers, all offered securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. The deposit of offered securities with DTC and their registration in the name of Cede & Co. or such other nominee effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of offered securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC, nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to offered securities unless authorized by a Direct Participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the applicable record date.

        The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts offered securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

        Payments on offered securities will be made in immediately available funds to Cede & Co. or such other DTC nominee. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the Company or the Trustee, on the applicable payment date in accordance with their respective holdings shown on the Depositary's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, any Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment due to Cede & Co. (or such other DTC nominee) on behalf of Beneficial Owners is the responsibility of the Company or the applicable agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

        DTC may discontinue providing its services as securities depositary with respect to offered securities at any time by giving reasonable notice to the Company or the applicable Trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, offered security certificates are required to be printed and delivered.

        The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, certificates for offered securities will be printed and delivered.

Global Clearance and Settlement Procedures

        Initial settlement for offered securities will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with the Depositary's rules and will be settled in immediately available funds using the Depositary's Same-Day Funds Settlement System. If and to the extent the Prospectus Supplement with respect to any offered securities indicates that investors may elect to hold interests in offered securities through Clearstream or Euroclear, secondary market trading between participants in Clearstream and/or Euroclear ("Clearstream Participants" and "Euroclear Participants", respectively) will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving offered securities in the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositary.

        Payments, deliveries, transfers, exchanges, notices and other matters relating to the offered securities made through Clearstream or Euroclear must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. The Company has no control over those systems or their participants, and the Company takes no responsibility for their activities. Transactions between participants in Clearstream and Euroclear, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC's rules and procedures.

        Investors will be able to make and receive through Clearstream and Euroclear payments, deliveries, transfers, exchanges, notices and other transactions involving any offered securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, U.S. investors who hold their interests in the offered securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date, In addition, investors who hold their interests through both DTC and Clearstream or Euroclear may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

        Although the Depositary, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of offered securities among participants of the Depositary, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        In the opinion of Sidley Austin LLP, special tax counsel to HSBC Finance, the following summary correctly describes the material U.S. federal income tax considerations as of the date hereof of the acquisition, ownership and disposition of the Offered Debt Securities to beneficial owners ("Holders") purchasing Offered Debt Securities at their original issuance. The following discussion may not be applicable to a particular series of Offered Debt Securities, depending on the terms and conditions established for such Offered Debt Securities in the appropriate Prospectus Supplement and pricing supplement. This summary does not discuss the tax consequences of holding Warrants, Preferred Stock or Depositary Shares. This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), legislative history, administrative pronouncements, judicial decisions and final, proposed and temporary Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. Any such changes may apply retroactively.

        This summary discusses only the principal U.S. federal income tax consequences to those Holders holding Offered Debt Securities as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a Holder in light of the Holder's particular circumstances or to Holders subject to special rules (including pension plans and other tax-exempt investors, banks, thrifts, real estate investment trusts, regulated investment companies, persons who hold Offered Debt Securities as part of a straddle, hedging, integrated, constructive sale or conversion transaction, insurance companies, dealers in securities or foreign currencies, and U.S. Holders (as defined below) whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar).

        If a partnership holds Offered Debt Securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Persons that are partners of a partnership holding Offered Debt Securities should consult their own tax advisors.

        Persons considering the purchase of Offered Debt Securities should consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences to them arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to U.S. Holders

        As used herein, the term "U.S. Holder" means a beneficial owner of an Offered Debt Security who or which is, for U.S. federal income tax purposes:

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  an individual citizen or resident of the United States,

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  a corporation created or organized in or under the laws of the United States or of any political subdivision thereof, or

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  an estate or trust treated as a United States person under Section 7701(a)(30) of the Code.

        The term "Non-U.S. Holder" means a beneficial owner of an Offered Debt Security (other than a partnership) that is not a U.S. Holder.

Taxation of Interest

        The taxation of interest on an Offered Debt Security depends on whether the interest is "qualified stated interest" (as defined below). Interest that is qualified stated interest will generally be includible in a U.S. Holder's income as ordinary interest income when actually or constructively received (if such Holder uses the cash method of accounting for federal income tax purposes) or when accrued (if such Holder uses an accrual method of accounting for federal income tax purposes). Interest that is not qualified stated interest is includible in a U.S. Holder's income under the rules governing "original issue discount" described below, regardless of such U.S. Holder's method of accounting. Notwithstanding the foregoing, interest that is payable on an Offered Debt Security with a maturity of one year or less from its issue date, referred to as a "Short-Term Note," is included in a U.S. Holder's income under the rules described below under "Short-Term Notes."

Definition of Qualified Stated Interest

        Interest on an Offered Debt Security is "qualified stated interest" if the interest is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property (other than debt instruments of HSBC Finance) at least annually at a single fixed rate (in the case of an Offered Debt Security that bears interest at a fixed rate (a "Fixed Rate Note")) or at a single "qualified floating rate" or "objective rate" (in the case of an Offered Debt Security that bears interest at a floating rate (a "Floating Rate Note") and that qualifies as a VRDI, as defined below). If a Floating Rate Note that qualifies as a VRDI provides for interest other than at a single qualified floating rate or single objective rate, special rules apply to determine the portion of such interest that constitutes qualified stated interest. See "Offered Debt Securities that are VRDIs" below.

Definition of Variable Rate Debt Instrument (VRDI)

        An Offered Debt Security that bears interest at a floating rate (a "Floating Rate Note") will qualify as a variable rate debt instrument ("VRDI") if all four of the following conditions are met. First, the "issue price" (as defined under "Taxation of Original Issue Discount") of the Floating Rate Note must not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (i) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in the case of a Floating Rate Note that provides for payment of any amount other than qualified stated interest before maturity, its weighted average maturity) and (ii) 15% of the total noncontingent principal payments. A Floating Rate Note that does not provide for contingent principal will satisfy this requirement as long as it is not issued at a significant premium.

        Second, except as provided in the preceding paragraph, the Floating Rate Note must not provide for any principal payments that are contingent.

        Third, the Floating Rate Note must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate or (iv) a single fixed rate and a single objective rate that is a "qualified inverse floating rate" (as defined below).

        Fourth, the Floating Rate Note must provide that a qualified floating rate or objective rate in effect at any time during the term of the Floating Rate Note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Definition of a Qualified Floating Rate

        Subject to certain exceptions, a variable rate of interest on a Floating Rate Note is a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the Floating Rate Note is denominated. This definition includes a variable rate equal to (i) the product of an otherwise qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 or (ii) an otherwise qualified floating rate (or the product described in clause (i)) plus or minus a spread. If the variable rate equals the product of an otherwise qualified floating rate and a single fixed multiple greater than 1.35 or less than or equal to .65, however, such rate will generally be an objective rate. A variable rate will not be considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is not fixed throughout the term of the Floating Rate Note and is reasonably expected as of the issue date to cause the yield on the Floating Rate Note to be significantly more or less than the expected yield determined without the restriction.

Definition of an Objective Rate

        Subject to certain exceptions, an "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is neither within the control of HSBC Finance (or a related party) nor unique to the circumstances of HSBC Finance (or a related party). A rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Floating Rate Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the term. The Internal Revenue Service ("IRS") may designate rates other than those specified above that will be treated as objective rates. As of the date hereof, no such other rates have been designated. An objective rate is a "qualified inverse floating rate" if (i) the rate is equal to a fixed rate minus a qualified floating rate and (ii) the variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate).

        If interest on a Floating Rate Note is stated at a fixed rate for an initial period of less than one year, followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate.

Taxation of Original Issue Discount

        U.S. Holders of Offered Debt Securities issued with original issue discount ("OID") will be subject to special tax accounting rules, as described in greater detail below. Additional rules applicable to Offered Debt Securities having OID that are denominated in or determined by reference to a currency other than the U.S. Dollar are described under "Foreign Currency Notes" below. OID is the excess, if any, of an Offered Debt Security's "stated redemption price at maturity" over the Offered Debt Security's "issue price." An Offered Debt Security's "stated redemption price at maturity" is the sum of all payments provided by the Offered Debt Security (whether designated as interest or as principal) other than payments of qualified stated interest. The "issue price" of an Offered Debt Security is the first price at which a substantial amount of the Offered Debt Securities in the issuance that includes the Offered Debt Security is sold for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). If an Offered Debt Security is issued as part of an investment unit (e.g., together with an Offered Warrant), the issue price of the investment unit is determined in the same manner and allocated between the Offered Debt Security and right (or rights) that comprise the unit based on their relative fair market values.

        U.S. Holders of Offered Debt Securities with OID (other than Short-Term Notes, as defined below) generally will be required to include such OID in income as it accrues in accordance with the constant yield method described below, irrespective of the receipt of the related cash payments. A U.S. Holder's tax basis in an Offered Debt Security is increased by each accrual of OID and decreased by each payment other than a payment of qualified stated interest.

        The amount of OID with respect to an Offered Debt Security will be treated as zero if the OID is less than an amount equal to .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (or, in the case of an Offered Debt Security that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the Offered Debt Security). If the amount of OID is less than that amount, the OID that is not included in payments of stated interest is included in income as capital gain as principal payments are made. The amount includible with respect to a principal payment equals the product of the total amount of OID and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the stated principal amount of the Offered Debt Security.

Inclusion of OID in Income-Fixed Rate Notes

        In the case of an Offered Debt Security that bears interest at a fixed rate (a "Fixed Rate Note") issued with OID, the amount of OID includible in the income of a U.S. Holder for any taxable year is determined under the constant yield method, as follows. First, the "yield to maturity" of the Fixed Rate Note is computed. The yield to maturity is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the Fixed Rate Note (including payments of qualified stated interest), produces an amount equal to the issue price of the Fixed Rate Note. The yield to maturity is constant over the term of the Fixed Rate Note and, when expressed as a percentage, must be calculated to at least two decimal places.

        Second, the term of the Fixed Rate Note is divided into "accrual periods." Accrual periods may be of any length and may vary in length over the term of the Fixed Rate Note, provided that each accrual period is no longer than one year and that each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period.

        Third, the total amount of OID on the Fixed Rate Note is allocated among accrual periods. In general, the OID allocable to an accrual period equals the product of the "adjusted issue price" of the Fixed Rate Note at the beginning of the accrual period and the yield to maturity of the Fixed Rate Note, less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of a Fixed Rate Note at the beginning of the first accrual period is its issue price. Thereafter, the adjusted issue price of the Fixed Rate Note is its issue price, increased by the amount of OID previously includible in the gross income of any holder and decreased by the amount of any payment previously made on the Fixed Rate Note other than a payment of qualified stated interest. For purposes of computing the adjusted issue price of a Fixed Rate Note, the amount of OID previously includible in the gross income of any U.S. Holder is determined without regard to "premium" and "acquisition premium", as those terms are defined below under "Market Discount and Premium."

        Fourth, the "daily portions" of OID are determined by allocating to each day in an accrual period its ratable portion of the OID allocable to the accrual period.

        A U.S. Holder includes in income in any taxable year the daily portions of OID for each day during the taxable year that such Holder held the Fixed Rate Note. Under the constant yield method described above, U.S. Holders generally will be required to include in income increasingly greater amounts of OID in successive accrual periods.

Taxation of OID on Floating Rate Notes and Indexed Notes

        The taxation of OID on a Floating Rate Note or an Offered Debt Security for which the principal amount payable at the stated maturity, or the interest on the Offered Debt Security, or both, may be determined by reference to currencies, currency units, commodity prices, financial or non-financial indices or other factors (an "Indexed Note") will depend on whether the Floating Rate Note or Indexed Note is a VRDI, as that term is described above under "Definition of a Variable Rate Debt Instrument (VRDI)."

Offered Debt Securities that are VRDIs

        In the case of a VRDI that provides for qualified stated interest (as defined above) the amount of qualified stated interest and OID, if any, includible in income during a taxable year is determined under the rules applicable to Fixed Rate Notes (described above) by assuming that the variable rate of interest is a fixed rate equal to (i) in the case of a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, and (ii) in the case of an objective rate (other than a qualified inverse floating rate), the rate that reflects the yield that is reasonably expected for the Offered Debt Security. Qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

        If an Offered Debt Security that is a VRDI does not provide for qualified stated interest, the amount of interest and OID accruals are determined by constructing an equivalent fixed rate debt instrument, as follows:

        First, in the case of an instrument that provides for interest at a fixed rate, replace the fixed rate by a qualified floating rate (or qualified inverse floating rate, if applicable) such that the fair market value of the instrument as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

        Second, determine the fixed rate substitute for each variable rate provided by the Offered Debt Security. The fixed rate substitute for each qualified floating rate provided by the Offered Debt Security is the value of that qualified floating rate on the issue date. If the Offered Debt Security provides for two or more qualified floating rates with different intervals between interest adjustment dates, the fixed rate substitutes are based on intervals that are equal in length. The fixed rate substitute for an objective rate that is a qualified inverse floating rate is the value of the qualified inverse floating rate on the issue date. The fixed rate substitute for an objective rate (other than a qualified inverse floating rate) is a fixed rate that reflects the yield that is reasonably expected for the Offered Debt Security.

        Third, construct an equivalent fixed rate debt instrument that has terms that are identical to those provided under the Offered Debt Security, except that the equivalent fixed rate debt instrument provides for the fixed rate substitutes determined in the second step, in lieu of the qualified floating rates or objective rate provided by the Offered Debt Security.

        Fourth, determine the amount of qualified stated interest and OID for the equivalent fixed rate debt instrument under the rules described above for Fixed Rate Notes. These amounts are taken into account as if the U.S. Holder held the equivalent fixed rate debt instrument. See "Taxation of Interest", "Taxation of Original Issue Discount" and "Inclusion of OID in Income-Fixed Rate Notes" above.

        Fifth, make appropriate adjustments for the actual values of the variable rates. In this step, qualified stated interest or OID allocable to an accrual period is increased (or decreased) if the interest actually accrued or paid during the accrual period exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument. In general, this increase or decrease is an adjustment to qualified stated interest for the accrual period if the equivalent fixed rate debt instrument constructed under the third step provides for qualified stated interest and the increase or decrease is reflected in the amount actually paid during the accrual period, and otherwise the increase or decrease is an adjustment to OID, if any, for the accrual period.

Contingent Notes

        Unless otherwise noted in the applicable Prospectus Supplement or pricing supplement, if any, Floating Rate Notes or Indexed Notes that are not VRDls ("Contingent Notes") will be treated as "contingent payment debt instruments" and will be taxable under the rules applicable thereto (the "Contingent Debt Regulations") for U.S. federal income tax purposes. As a result, the Contingent Notes will generally be subject to the OID provisions of the Code and the regulations thereunder, and a U.S. Holder will be required to accrue interest income on the Contingent Notes as set forth below.

        First, HSBC Finance is required to determine, as of the issue date, the comparable yield for the Contingent Note. The comparable yield is generally the yield at which HSBC Finance would issue a fixed rate debt instrument with terms and conditions similar to those of the Contingent Note (including the level of subordination, term, timing of payments and general market conditions) but not taking into consideration the risk of the contingencies or the liquidity of the Contingent Note. Further, the comparable yield may not be less than the applicable Federal Rate announced monthly by the IRS (the "AFR"). In certain cases where Contingent Notes are marketed or sold in substantial part to tax-exempt investors or other investors for whom the prescribed inclusion of interest is not expected to have a substantial effect on their U.S. tax liability, the comparable yield for the Contingent Note is, without proper evidence to the contrary, presumed to be the AFR.

        Second, solely for purposes of determining the amount of interest income that a U.S. Holder will be required to accrue (and which HSBC Finance will be required to report on an IRS Form 1099), HSBC Finance will be required to construct a "projected payment schedule" for the Contingent Notes, determined under the Contingent Debt Regulations (the "Schedule"), representing a series of payments the amount and timing of which would produce a yield to maturity on the Contingent Notes equal to the comparable yield. The Schedule is determined as of the issue date and generally remains in place throughout the term of the Contingent Note. If a right to a contingent payment is based on market information, the amount of the projected payment is the forward price of the contingent payment. If a contingent payment is not based on market information, the amount of the projected payment is the expected value of the contingent payment as of the issue date. The Schedule must produce the comparable yield determined as set forth above. Otherwise, the Schedule must be adjusted under the rules set forth in the Contingent Debt Regulations.

        Third, under the usual rules applicable to Offered Debt Securities issued with OID and based on the Schedule, the interest income on the Contingent Note for each accrual period is determined by multiplying the comparable yield of the Contingent Note (adjusted for the length of the accrual period) by the Contingent Note's adjusted issue price at the beginning of the accrual period (determined under rules set forth in the Contingent Debt Regulations). The amount so determined is then allocated on a ratable basis to each day in the accrual period that the U.S. Holder held the Contingent Note.

        Fourth, appropriate adjustments are made to the interest income determined under the foregoing rules to account for any differences between the Schedule and actual contingent payments. Under the rules set forth in the Contingent Debt Regulations, interest income is generally increased (or decreased) if the actual contingent payment is more (or less) than the projected payment. Differences between the actual amounts of any contingent payments made in a calendar year and the projected amounts of such payments are generally aggregated and taken into account, in the case of a positive difference, as additional interest income, or, in the case of a negative difference, first as a reduction in interest income for such year and thereafter, subject to certain limitations, as ordinary loss.

        The Contingent Debt Regulations require HSBC Finance to provide each U.S. Holder of a Contingent Note with the Schedule. If HSBC Finance does not create the Schedule or the Schedule is unreasonable, a U.S. Holder must set its own projected payment schedule and explicitly disclose the fact that the U.S. Holder's schedule is being used and the reason therefor. Unless otherwise prescribed by the IRS, the U.S. Holder must make such disclosure on a statement attached to the U.S. Holder's timely filed federal income tax return for the taxable year in which the Contingent Note was acquired.

        In general, any gain realized by a U.S. Holder on the sale, exchange or other disposition of a Contingent Note is interest income. Any loss on a Contingent Note accounted for under the method described above is ordinary loss to the extent it does not exceed such Holder's prior interest inclusions on the Contingent Note (net of negative adjustments). Special rules also apply with respect to market discount and premium on Contingent Notes that may differ from the rules described below under "Market Discount and Premium."

Other Rules

        Certain Offered Debt Securities having OID may be redeemed prior to maturity. Such Offered Debt Securities may be subject to rules that differ from the general rules discussed above relating to the tax treatment of OID. Purchasers of such Offered Debt Securities with a redemption feature should carefully examine the applicable Prospectus Supplement and pricing supplement and should consult their tax advisors with respect to such feature since the tax consequences with respect to interest and OID will depend, in part, on the particular terms and the particular features of the Offered Debt Security.

Short-Term Notes

        In the case of an Offered Debt Security that matures one year or less from its date of issuance (a "Short-Term Note"), a cash method U.S. Holder generally is not required to accrue OID for U.S. federal income tax purposes unless such Holder elects to do so. U.S. Holders who make such an election, U.S. Holders who report income for federal income tax purposes on the accrual method and certain other U.S. Holders, including banks and dealers in securities, are required to include OID in income on such Short-Term Notes as it accrues on a straight-line basis, unless an election is made to accrue the OID according to a constant yield method based on daily compounding. In the case of a

U.S. Holder who is not required, and does not elect, to include the OID in income currently, stated interest will generally be taxable at the time it is received and any gain realized on the sale, exchange or other disposition of the Short-Term Note will be ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or other disposition (generally reduced by prior payments of interest, if any). In addition, such Holders will be required to defer deductions for all or a portion of any interest paid on indebtedness incurred to purchase or carry Short-Term Notes in an amount not exceeding the accrued OID not previously included in income.

Extendible Offered Debt Securities

        If so indicated in the Prospectus Supplement and pricing supplement relating to an Offered Debt Security, HSBC Finance will have the option to extend the original maturity date of such Offered Debt Security for one or more periods (an "Extendible Note"). The treatment of a U.S. Holder of Extendible Notes with respect to which such an option has been exercised who does not elect to have HSBC Finance repay such Extendible Notes on the applicable original stated maturity date is unclear and will depend, in part, on the terms established for such Extendible Notes by HSBC Finance pursuant to the exercise of such option (the "Revised Terms"). Such Holder may be treated for U.S. federal income tax purposes as having exchanged such Extendible Notes (the "Old Notes") for new Offered Debt Securities with Revised Terms (the "New Notes"). If the U.S. Holder is treated as having exchanged Old Notes for New Notes, such exchange may be treated as either a taxable exchange or a tax-free recapitalization.

        If the exercise of the option by HSBC Finance is not treated as an exchange of Old Notes for New Notes, no gain or loss will be recognized by a U.S. Holder as a result thereof. If the exercise of the option is treated as a taxable exchange of Old Notes for New Notes, a U.S. Holder will recognize gain (and may or may not recognize loss, depending on the relevant Revised Terms) generally equal to the difference between the issue price of the New Notes and such Holder's tax basis in the Old Notes. If the exercise of the option is treated as a tax-free recapitalization, no loss will be recognized by a U.S. Holder as a result thereof and gain, if any, will be recognized to the extent of the fair market value of the excess, if any, of the principal amount of securities received over the principal amount of securities surrendered. In this regard, the meaning of the term "principal amount" is not clear. Such term could be interpreted to mean "issue price" with respect to securities that are received and "adjusted issue price" with respect to securities that are surrendered. Legislation to that effect has been introduced in the past. It is not possible to determine whether such legislation will be enacted in the future and. if enacted, whether it would apply to recapitalizations occurring prior to the date of enactment.

        The presence of such an option may also affect the calculation of OID, among other things. For purposes of such calculation, HSBC Finance will be deemed to exercise or not exercise an option in a manner that minimizes the yield on the Extendible Note. If the exercise of such option actually occurs or does not occur, contrary to what is deemed to occur pursuant to the foregoing rules, then, solely for purposes of the accrual of OID, the yield and maturity of the Extendible Note are redetermined by treating the Extendible Note as reissued on the date of the occurrence or non-occurrence of the exercise for an amount equal to its adjusted issue price on that date.

        The foregoing discussion of Extendible Notes is provided for general information only. Additional tax considerations may arise from the ownership of Extendible Note in light of the particular features or combination of features of such Extendible Notes. U.S. Holders intending to purchase Offered Debt Securities with such features should examine the applicable Prospectus Supplement and pricing supplement and should consult their own tax advisors.

Indexed Notes

        The U.S. federal income tax treatment of Indexed Notes will depend on whether the Indexed Note qualifies as a VRDI (as defined above under "Definition of Variable Rate Debt Instrument (VRDI)", "Definition of Qualified Floating Rate" and "Definition of Objective Rate"). The treatment of an Indexed Note that qualifies as a VRDI is described above under "Taxation of Interest" and "Taxation of Original Issue Discount." An Indexed Note that does not qualify as a VRDI will be treated as a Contingent Note (as defined above) assuming it is properly treated as indebtedness for federal income tax purposes, taxable in the manner described above under "Contingent Notes". An Indexed Note denominated in U.S. dollars, and having payments of interest or principal determined with reference to a foreign currency, is generally subject to the special rules for Foreign Currency Notes described below under "Foreign Currency Notes."

Market Discount

        If a U.S. Holder acquires an Offered Debt Security having a maturity date of more than one year from the date of its issuance and has a tax basis in the Offered Debt Security that is less than its "stated redemption price at maturity" (or, in the case of an Offered Debt Security with OID, less than its "adjusted issue price"), the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (from the date of acquisition). Under the market discount rules of the Code, a U.S. Holder will be required to treat any principal payment (or, in the case of an Offered Debt Security having OID, any payment that does not constitute a payment of qualified stated interest) on, or any gain on the sale, exchange, other disposition or other disposition of, an Offered Debt Security as ordinary income to the extent of the accrued market discount that has not previously been included in income. If such Offered Debt Security is disposed of in certain otherwise nontaxable transactions (other than a nonrecognition transaction described in Section 1276(c) of the Code), accrued market discount will be includible as ordinary income to the U.S. Holder as if such Holder had sold the Offered Debt Security at its then fair market value. Market discount generally accrues on a straight-line basis over the remaining term of an Offered Debt Security except that, at the election of the U.S. Holder, market discount may accrue on a constant yield basis. A U.S. Holder may not be allowed to deduct immediately all or a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such Offered Debt Security. A U.S. Holder may elect to include market discount in income currently, as it accrues (either on a straight-line basis or, if the U.S. Holder so elects, on a constant yield basis), in which case the interest deferral rule set forth in the preceding sentence will not apply. An election to include market discount in income currently will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

Premium and Acquisition Premium

        A U.S. Holder that purchases an Offered Debt Security having OID for an amount that is greater than its adjusted issue price but less than or equal to the sum of all remaining amounts payable on the Offered Debt Security other than payments of qualified stated interest will be considered to have purchased such Offered Debt Security at an "acquisition premium." In such a case, the amount of OID otherwise includible in the U.S. Holder's income during an accrual period is reduced by a fraction. The numerator of this fraction is the excess of the adjusted basis of the Offered Debt Security immediately after its acquisition by the U.S. Holder over the adjusted issue price of the Offered Debt Security. The denominator of this fraction is the excess of the sum of all amounts payable on the Offered Debt Security after the purchase date, other than payments of qualified stated interest, over the Offered Debt Security's adjusted issue price. As an alternative to reducing the amount of OID otherwise includible in income by this fraction, the U.S. Holder may elect to compute OID accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described above.

        If a U.S. Holder purchases an Offered Debt Security for an amount in excess of the sum of all amounts payable on the Offered Debt Security after the date of acquisition (other than payments of qualified stated interest), such Holder will be considered to have purchased such Offered Debt Security with "amortizable bond premium" equal in amount to such excess, and generally will not be required to include any OID in income.

        Generally, a U.S. Holder may elect to amortize such premium as an offset to qualified stated interest income, using a constant yield method similar to that described above (see "Taxation of Original Issue Discount"), over the remaining term of the Offered Debt Security (where such Offered Debt Security is not redeemable prior to its maturity date). In the case of Offered Debt Securities that may be redeemed prior to maturity, the premium is calculated assuming that the issuer or holder will exercise or not exercise its redemption rights in a manner that maximizes the U.S. Holder's yield. A U.S. Holder who elects to amortize bond premium must reduce such Holder's tax basis in the Offered Debt Security by the amount of the premium used to offset qualified stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by such Holder and may be revoked only with the consent of the IRS.

Election to Treat all Interest as OID

        A U.S. Holder may elect to include in gross income its entire return on an Offered Debt Security (i.e., in general, the excess of all payments to be received on the Offered Debt Security over the amount paid for the Offered Debt Security by such Holder) in accordance with a constant yield method based on the compounding of interest. Such an election for an Offered Debt Security with amortizable bond premium will result in a deemed election to amortize bond premium for all of the U.S. Holder's debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS with respect to debt instruments acquired after revocation. Similarly, such an election for an Offered Debt Security with market discount will result in a deemed election to accrue market discount in income currently for such Offered Debt Security and for all other debt instruments acquired by the U.S. Holder with market discount on or after the first day of the taxable year to which such election first applies, and may be revoked only with the permission of the IRS.

        The application of the foregoing rules may be different in the case of Contingent Notes. Accordingly, prospective purchasers of Contingent Notes should consult with their tax advisors with respect to the application of the market discount, acquisition premium and amortizable bond premium rules.

Sale, Exchange or Other Disposition of the Offered Debt Securities

        Upon the sale, exchange or other disposition of an Offered Debt Security, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or other disposition (not including any amount attributable to accrued but unpaid qualified stated interest) and such Holder's adjusted tax basis in the Offered Debt Security. To the extent attributable to accrued but unpaid qualified stated interest, the amount realized by the U.S. Holder will be treated as a payment of interest. See "Taxation of Interest" above. A U.S. Holder's adjusted tax basis in an Offered Debt Security will equal the cost of the Offered Debt Security to such Holder, increased by the amount of any market discount, discount with respect to a Short-Term Note and OID, in each case to the extent previously included in income by such Holder with respect to such Offered Debt Security, and reduced by any amortized bond premium, acquisition premium and principal payments received by such Holder and, in the case of an Offered Debt Security having OID, by the amounts of any other payments received included in the stated redemption price at maturity, as described above.

        Generally, gain or loss realized on the sale, exchange or other disposition of an Offered Debt Security will be capital gain or loss (except as provided under "Contingent Notes", "Short-Term Notes" and "Market Discount and Premium" above and "Foreign Currency Notes" below), and will be long term capital gain or loss if at the time of sale, exchange or other disposition the Offered Debt Security has been held for more than one year. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

Foreign Currency Notes

        The following summary relates to Offered Debt Securities that are denominated in, or provide for payments determined by reference to, a currency or currency unit other than the U.S. dollar ("Foreign Currency Notes").

        A U.S. Holder of a Foreign Currency Note who receives a payment of interest in a foreign currency that is not required to be included in income by such Holder prior to its receipt (e.g., qualified stated interest received by a U.S. Holder using the cash method of accounting) will be required to include in income the U.S. dollar value of such foreign currency payment determined on the date such payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the U.S. Holder's tax basis in the foreign currency.

        In the case of interest income on a Foreign Currency Note that is required to be included in income by a U.S. Holder prior to the receipt of payment (e.g., stated interest on a Foreign Currency Note held by a U.S. Holder using the accrual method of accounting, accrued OID, or accrued market discount includible in income as it accrues), a U.S. Holder will be required to include in income the U.S. dollar value of the interest income (including OID or market discount but reduced by acquisition premium and amortizable bond premium, to the extent applicable) that accrued during the relevant accrual period. OID, market discount, acquisition premium, and amortizable bond premium of a Foreign Currency Note are to be determined in the relevant foreign currency. Unless the U.S. Holder makes the election discussed below, the U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for each business day during the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for each business day during the partial period within the taxable year. Such U.S. Holder will recognize ordinary income or loss with respect to accrued interest income on the date such income is actually received, reflecting fluctuations in currency exchange rates between the time the income accrued and the date of payment. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined on the date such payment is received) and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above). A U.S. Holder may elect to translate interest income (including OID and market discount) into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last date of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. Such U.S. Holder will recognize ordinary income or loss with respect to accrued interest income on the date such income is actually received, equal to the difference (if any) between the U.S. dollar value of the foreign currency payment received (determined on the date such payment is received) and the U.S. dollar value of interest income translated at the relevant spot rate described in the preceding sentence. Any such election will apply to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and will be irrevocable without the consent of the IRS.

        The amount of accrued market discount (other than market discount currently includible in income) taken into account upon receipt of any partial principal payment or upon the sale, exchange or other disposition of a Foreign Currency Note will be the U.S. dollar value of such accrued market discount determined on the date of receipt of such partial principal payment or on the date of such sale, exchange or other disposition.

        Any gain or loss realized on the sale, exchange or other disposition of a Foreign Currency Note with amortizable bond premium by a U.S. Holder who has not elected to amortize such premium (under the rules described above) will be ordinary income or loss to the extent attributable to fluctuations in currency exchange rates determined as described in the second succeeding paragraph. Exchange gain or loss will be realized on any amortized bond premium with respect to any period by treating the bond premium amortized in such period as a return of principal as described in the second succeeding paragraph. Similar rules apply in the case of acquisition premium.

        A U.S. Holder's tax basis in a Foreign Currency Note, and the amount of any subsequent adjustment to such Holder's tax basis, will be the U.S. dollar value of the foreign currency amount paid for such Foreign Currency Note, or the U.S. dollar value of the foreign currency amount of the adjustment, determined on the date of such purchase or adjustment. In the case of an adjustment resulting from an accrual of OID or market discount, such adjustment will be made at the rate at which such OID or market discount is translated into U.S. dollars under the rules described above. A U.S. Holder that converts U.S. dollars to a foreign currency and immediately uses that currency to purchase a Foreign Currency Note denominated in the same currency normally will not recognize gain or loss in connection with such conversion and purchase. A U.S. Holder who purchases a Foreign Currency Note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. Holder's tax basis in the foreign currency and the U.S. dollar value of the Foreign Currency Note on the date of purchase.

        Gain or loss realized upon the sale, exchange or other disposition of, or the receipt of principal on, a Foreign Currency Note, to the extent attributable to fluctuations in currency exchange rates, will be ordinary income or loss. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. dollar value of the foreign currency purchase price for such Foreign Currency Note, determined on the date such Foreign Currency Note is disposed of, and (ii) the U.S. dollar value of the foreign currency purchase price for such Foreign Currency Note, determined on the date such U.S. Holder acquired such Foreign Currency Note. Any portion of the proceeds of such sale, exchange or other disposition attributable to accrued interest income may result in exchange gain or loss under the rules set forth above. Such foreign currency gain or loss will be recognized only to the extent of the overall gain or loss realized by a U.S. Holder on the sale, exchange or other disposition of the Foreign Currency Note. In general, the source of such foreign currency gain or loss will be determined by reference to the residence of the U.S. Holder or the "qualified business unit" of such Holder on whose books the Foreign Currency Note is properly reflected. Any gain or loss realized by a U.S. Holder in excess of such foreign currency gain or loss will be capital gain or loss (except to the extent of any accrued market discount not previously included in such Holder's income or, in the case of a Short-Term Note, to the extent of any OID not previously included in such Holder's income).

        A U.S. Holder will have a tax basis in any foreign currency received on the sale, exchange or other disposition of a Foreign Currency Note equal to the U.S. dollar value of such foreign currency, determined at the time of such sale, exchange or other disposition. Treasury Regulations provide a special rule for purchases and sales of publicly traded debt instruments by a cash method taxpayer under which units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement of such a purchase or sale. An accrual method taxpayer may elect the same treatment required of cash method taxpayers with respect to the purchases and sale of publicly traded debt instruments provided the election is applied consistently.

Such election cannot be changed without the consent of the IRS. U.S. Holders should consult their tax advisors concerning the applicability of the special rules summarized in this paragraph to Foreign Currency Notes.

        A Foreign Currency Note that is denominated either in a so-called hyperinflationary currency or in more than one currency (e.g., a Foreign Currency Note providing for payments determined by reference to the exchange rate of one or more specified currencies relative to an indexed currency), or that is treated as a Contingent Note under the rules described above may be subject to rules that differ from the general rules discussed above. U.S. Holders intending to purchase Foreign Currency Notes with such features should carefully examine the applicable pricing supplement and should consult with their own tax advisors with respect to the purchase, ownership and disposition of such Foreign Currency Notes.

        Pursuant to recently enacted Treasury Regulations (the "Disclosure Regulations"), any taxpayer that has participated in a "reportable transaction" and who is required to file a U.S. federal income tax return must generally attach a disclosure statement disclosing such taxpayer's participation in the reportable transaction to the taxpayer's tax return for each taxable year for which the taxpayer participates in the reportable transaction. The Disclosure Regulations provide that, in addition to certain other transactions, a "loss transaction" constitutes a "reportable transaction." A "loss transaction" is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code in an amount equal to or in excess of certain threshold amounts. The Disclosure Regulations specifically provide that a loss resulting from a "Section 988 transaction" will constitute a Section 165 loss. In general, a Foreign Currency Note will be subject to the rules governing foreign currency exchange gain or loss. Therefore, any loss realized with respect to a Foreign Currency Note will constitute a Section 988 transaction. Based upon the foregoing, in the absence of future administrative pronouncements to the contrary, a U.S. Holder of a Foreign Currency Note that recognizes an exchange loss with respect to the Foreign Currency Notes in an amount that exceeds the loss threshold amount applicable to such U.S. Holder may be required to file a disclosure statement (i.e., IRS Form 8886 or other applicable form) as an attachment to the U.S. Holder's tax return for the first taxable year in which the threshold amount is reached and to any subsequent tax return that reflects any amount of such Section 165 loss realized with respect to the Foreign Currency Note.

Tax Consequences to Non-U.S. Holders

        Subject to the discussion of backup withholding below, payments of principal and interest on the Offered Debt Securities by HSBC Finance or any paying agent to a Non-U.S. Holder will not be subject to withholding of U.S. federal income tax, provided that, in the case of interest:

  •
  such Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of HSBC Finance entitled to vote within the meaning of Section 871(h)(3) of the Code and Treasury Regulations thereunder;

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  such Holder is not, for U.S. federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to HSBC Finance through stock ownership;

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  such Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

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  such interest is not contingent interest described in Section 871(h)(4) of the Code; and

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  the certification requirements under Section 871(h) or Section 881(c) of the Code and Treasury Regulations thereunder (summarized below) are met.

        The certification requirements set forth in Section 871(h) or 881(c) of the Code are satisfied if either (1) the beneficial owner of the Offered Debt Security certifies, under penalties of perjury, to the last U.S. payor (or non-U.S. payor who is an authorized foreign agent of the U.S. payor, a "qualified intermediary," a U.S. branch of a foreign bank or foreign insurance company, a "withholding foreign partnership" or a "withholding foreign trust") in the chain of payment (the "Withholding Agent") that such owner is a Non-U.S. Holder and provides such owner's name and address, or (2) a securities clearing organization, a bank or another financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") that holds the Offered Debt Security certifies to the Withholding Agent, under penalties of perjury, that the certificate referred to in clause (1) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the Withholding Agent with a copy thereof. Generally, this statement is made on IRS Form W-8BEN, or substantially similar form, which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, an IRS Form W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent (or financial institution) within 30 days of such change by furnishing a new IRS Form W-8BEN (and the financial institution must promptly so inform the Withholding Agent). If an Offered Debt Security is held through a non-U.S. securities clearing organization or a non-U.S. financial institution (other than a U.S. branch or office of such organization or institution) or a non-U.S. branch or office of a U.S. financial institution or U.S. clearing organization, the organization or institution must provide a signed statement on an IRS Form W-8IMY to the Withholding Agent. However, in such case, unless the organization or institution is a qualified intermediary, a withholding foreign partnership or withholding foreign trust, the signed statement must be accompanied by a copy of the IRS Form W-8BEN or the substantially similar form provided by the beneficial owner to the organization or institution and such other information that is required by the IRS Form W-8IMY and Treasury Regulations, and such information must be updated as required. If the institution or organization is a qualified intermediary, withholding foreign partnership or withholding foreign trust that has entered into a qualified intermediary or similar agreement with the IRS, it must provide the Withholding Agent or other intermediary such additional information as is required by the agreement, IRS Form W-8IMY and Treasury Regulations.

        Even if a Non-U.S. Holder does not meet the above requirements, if the Non-U.S. Holder is entitled to the benefits of an income tax treaty to which the United States is a party, and the Non-U.S. Holder provides a properly completed IRS Form W-8BEN, such Non-U.S. Holder may obtain an exemption from or reduction of the withholding of tax (depending on the terms of the treaty).

        If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest on the Offered Debt Security, or gain realized on the sale, exchange or other disposition of an Offered Debt Security, is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from withholding, will generally be subject to regular U.S. federal income tax on such interest or gain in the same manner as if it were a U.S. taxpayer. In lieu of the certification described above, such a holder will be required to provide to the Withholding Agent a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on, and any gain recognized on the sale, exchange or other disposition of, an Offered Debt Security will be included in the earnings and profits of such Non-U.S. Holder if such interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

        Generally, a Non-U.S. Holder will not be subject to U.S. federal income tax with respect to gain realized on the sale, exchange or other disposition of an Offered Debt Security unless:

  •
  the gain is effectively connected with the U.S. Holder's conduct of a trade or business within the United States, or

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  in the case of a Non-U.S. Holder who is an individual, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

        Notwithstanding these two bullet points, a Non-U.S. Holder will not be subject to U.S. federal income tax to the extent that a treaty reduction or exemption applies and the appropriate documentation is provided.

Backup Withholding and Information Reporting

        The current backup withholding rate is 28% of the amount paid and is expected to increase to 31% for 2011 and thereafter. Any amounts withheld under backup withholding rules will be allowed as a refund or credit against a U.S. or non-U.S. Holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

U.S. Holders.

        In general, information reporting requirements will apply to payments of principal, interest, and premium paid on Offered Debt Securities and to the proceeds of sale of an Offered Debt Security paid to U.S. Holders other than certain exempt recipients such as corporations). A backup withholding tax may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number and required certifications (generally on IRS Form W-9) or certification of exempt status or fails to report in full dividend and interest income.

Non-U.S. Holders.

        A Non-U.S. Holder will not be subject to backup withholding provided that the Non-U.S. Holder has provided an IRS Form W-8BEN (or other permitted certification), together with all appropriate attachments, signed under penalties of perjury, identifying itself and certifying that it is not a U.S. person. Certain information reporting requirements may still apply even if an exemption from backup withholding is established.

        The payment of the proceeds from the disposition of an Offered Debt Security to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the Non-U.S. Holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exception. The payment of the proceeds from the disposition of the Offered Debt Security to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker is:

  •
  a U.S. person;

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  a controlled foreign corporation;

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  a U.S. branch of a foreign bank or foreign insurance company;

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  a foreign partnership controlled by U.S. persons or engaged in a U.S. trade or business; or

  •
  a foreign person 50 percent or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period.

        In the case of the payment of the proceeds from the disposition of the Offered Debt Securities to or through a non-U.S. office of a broker that is described above, information reporting (but not backup withholding) is required with respect to the payment unless the broker has documentary evidence in its files confirming the status of the Non-U.S. Holder as such and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption.

        Non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining the exemption, if available. Any amounts withheld from payment to a Non-U.S. Holder under the backup withholding rules will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

        THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE OFFERED DEBT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

 PLAN OF DISTRIBUTION

Initial Offering and Sale

        HSBC Finance may sell the securities in their initial offering in any of four ways: (i) through underwriters or dealers for resale; (ii) directly to a limited number of purchasers or to a single purchaser; (iii) through agents or (iv) through a combination of any of these methods of sale. The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either (i) at a fixed price or prices, which may be changed; (ii) at market prices prevailing at the time of sale; (iii) at prices related to prevailing market prices; or (iv) at negotiated prices. Any underwriters, dealers and agents may include HSBC Securities (USA) Inc., an affiliate of HSBC Finance, as described below. The Prospectus Supplement will set forth the terms of the securities being offered, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to HSBC Finance from such sale, any underwriting discounts and other items constituting underwriters' compensation and any discounts and commissions allowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If the offered securities are sold through underwriters, the Prospectus Supplement relating thereto will describe the nature of the obligation of the underwriters to take and pay for the offered securities. The offered securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters with respect to a particular underwritten offering of offered securities will be named in the Prospectus Supplement relating to such offering, and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered securities if any are purchased.

        The offered securities may be sold directly by HSBC Finance or through agents designated by HSBC Finance from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered is named, and any commissions payable by HSBC Finance to such agent will be set forth, in the Prospectus Supplement relating thereto.

        Underwriters and agents who participate in the distribution of the offered securities may be entitled under agreements which may be entered into with HSBC Finance to indemnification by HSBC Finance against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

        If so indicated in the Prospectus Supplement, HSBC Finance will authorize underwriters, dealers or other persons acting as HSBC Finance's agents to solicit offers by certain institutions to purchase offered securities from HSBC Finance pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by HSBC Finance. The obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (ii) if the offered securities are also being sold to underwriters, HSBC Finance shall have sold to such underwriters the offered securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

        In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with an offering, creating a short position in the securities for their own account. In addition, to cover overallotments or to stabilize the price of the securities, the underwriters may bid for, and purchase, the securities in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

        Certain of the underwriters, dealers, agents or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to HSBC Finance and its affiliates, for which such underwriters, dealers, agents or their affiliates have received or will receive customary fees and commissions.

        HSBC Finance and HSBC Securities (USA) Inc. are wholly owned indirect subsidiaries of HSBC Holdings. HSBC Securities (USA) Inc., a broker-dealer subsidiary of HSBC Holdings, is a member of The Financial Industry Regulatory Authority ("FINRA") and may participate in distributions of the offered securities. Accordingly, offerings of the offered securities in which HSBC Securities (USA) Inc. participates will conform to the requirements of Rule 2720 of the Conduct Rules administered by FINRA, and any underwriters offering the offered securities in such offerings will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer. The maximum underwriting discounts and commissions to be received by any FINRA member or independent broker/dealer in connection with any distribution of offered securities will not exceed 8% of the principal amount of such offered securities.

        Each series of offered securities will be a new issue of securities and will have no established trading market prior to its original issue date. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange or admitted for trading in an automatic quotation system. No assurance can be given as to the liquidity or trading market for any of the offered securities.

        Unless otherwise specified in the applicable Prospectus Supplement, payment of the purchase price for the securities will be required to be made in immediately available funds on the date of settlement.

Market-Making Resales by Affiliates

        This prospectus together with the applicable Prospectus Supplement and your confirmation of sale may also be used by HSBC Securities (USA) Inc. in connection with offers and sales of the offered securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. In a market- making transaction, HSBC Securities (USA) Inc. may resell a security it acquires from other holders after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSBC Securities (USA) Inc. may act as principal or agent, including as agent for the counterparty in a transaction in which HSBC Securities (USA) Inc. acts as principal, or as agent for both counterparties in a transaction in which HSBC Securities (USA) Inc. does not act as principal. HSBC Securities (USA) Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of HSBC Finance may also engage in transactions of this kind and may use this prospectus for this purpose. Neither HSBC Securities (USA) Inc. nor any other affiliate of HSBC Finance has an obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, in its sole discretion.

        The securities to be sold in market making transactions include securities to be issued after the date of this prospectus, as well as our securities that have previously been issued.

        HSBC Finance does not expect to receive any proceeds from market-making transactions. HSBC Finance does not expect that HSBC Securities (USA) Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to HSBC Finance.

        Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

        Unless HSBC Finance or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

NOTICE TO CANADIAN INVESTORS

        The offering of the offered securities in Canada is being made solely by this prospectus and any accompanying Prospectus Supplement and any decision to purchase offered securities should be based solely on information contained in or incorporated by reference into these documents. No person has been authorized to give any information or to make any representations concerning this offering other than those contained in or incorporated by reference into these documents. These documents constitute an offering in Canada of the offered securities described herein only in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario and Quebec (the "Private Placement Provinces").

Responsibility

        Except as otherwise expressly required by applicable law or as agreed to in contract, no representation, warranty, or undertaking (express or implied) is made and no responsibilities or liabilities of any kind or nature whatsoever are accepted by any dealer as to the accuracy or completeness of the information contained in this prospectus or any accompanying Prospectus Supplement or any other information provided by the Company in connection with the offering of the offered securities in Canada.

Resale Restrictions

        The distribution of the offered securities in Canada is being made only on a private placement basis exempt from the requirement that the Company prepare and file a prospectus with the securities regulatory authorities in each of the Private Placement Provinces. Accordingly, any resale of the offered securities in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with the available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the offered securities.

        The Company is not a "reporting issuer", as such term is defined under applicable Canadian securities laws, in any Private Placement Province or elsewhere in Canada. Canadian investors are advised that the Company currently does not intend to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the offered securities to the public in any province or territory of Canada in connection with this offering.

Representations of Purchasers

        Each purchaser of offered securities in Canada will be deemed to have represented to the Company and any dealer who sells offered securities to such purchaser that: (a) the offer and sale of the offered securities was made exclusively through the final version of the prospectus and any accompanying Prospectus Supplement and was not made through an advertisement of the offered securities in any printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display, or any other form of advertising in Canada; (b) such purchaser has reviewed and acknowledges the terms referred to above under "Resale Restrictions"; (c) where required by law, such purchaser is purchasing as principal for its own account and not as agent for the benefit of another person; and (d) such purchaser, or any ultimate purchaser for which such purchaser is acting as agent, is entitled under applicable Canadian securities laws to purchase such offered securities without the benefit of a prospectus qualified under such securities laws, and without limiting the generality of the foregoing: (i) in the case of a purchaser resident in a Private Placement Province other than Ontario, without the dealer having to be registered, (ii) in the case of a purchaser resident in British Columbia, Alberta, Saskatchewan, Manitoba or Quebec, such purchaser is an "accredited investor" as defined in section 1.1 of National Instrument 45-106 Prospectus and Registration Exemptions ("NI 45-106"); (iii) in the case of a purchaser resident in Ontario, such purchaser, or any ultimate purchaser for which such purchaser is acting as agent (1) is an "accredited investor", other than an individual, as defined in NI 45-106 and is a person to which a dealer registered as an international dealer in Ontario may sell offered securities or (2) is an "accredited investor", including an individual, as defined in NI 45-106 who is purchasing offered securities from a registered investment dealer within the meaning of section 98 of the Regulation to the Securities Act (Ontario).

        In addition, each resident of Ontario who purchases offered securities will be deemed to have represented to the Company and each dealer from whom a purchase confirmation is received, that such purchaser: (a) has been notified by the Company (i) that the Company is required to provide information ("personal information") pertaining to the purchaser as required to be disclosed in Schedule I of Form 45-1 06F1 under NI 45-106 (including its name, address, telephone number and the number and value of any offered securities purchased), which Form 45-1 06FI is required to be filed by the Company under NI 45-106; (ii) that such personal information will be delivered to the Ontario Securities Commission (the "OSC") in accordance with NI 45-106; (iii) that such personal information is being collected indirectly by the OSC under the authority granted to it under the securities legislation of Ontario; (iv) that such personal information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario; and (v) that the public official in Ontario who can answer questions about the OSC's indirect collection of such personal information is the Administrative Assistant to the Director of Corporate Finance at the OSC, Suite 1903, Box 5520 Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-8086; and (b) has authorized the indirect collection of the personal information by the OSC. Further, the purchaser acknowledges that its name, address, telephone number and other specified information, including the number of offered securities it has purchased and the aggregate purchase price to the purchaser, may be disclosed to other Canadian securities regulatory authorities and may become available to the public in accordance with the requirements of applicable Canadian securities laws. By purchasing the offered securities, each Canadian purchaser consents to the disclosure of such information.

Certain Relationships and Related Transactions

        The Company and certain of the dealers who may effect sales of offered securities in Canada are indirect subsidiaries of HSBC Holdings. By virtue of such common ownership, the Company is a "related issuer" and may be a "connected issuer" for the purposes of Canadian securities legislation. This relationship and other related matters are set forth in greater detail in this prospectus and any accompanying Prospectus Supplement. See "HSBC Finance", "Use of Proceeds" and "Plan of Distribution" in this prospectus and the description of the use of proceeds and underwriting arrangements in any accompanying Prospectus Supplement. Any decision of HSBC Securities (Canada) Inc. to act as dealer in respect of the offered securities will be made independently of its affiliates.

Taxation and Eligibility for Investment

        Any discussion of taxation and related matters contained in this prospectus and any accompanying Prospectus Supplement does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the offered securities and, in particular, does not address Canadian tax considerations. Canadian investors should consult their own legal and tax advisers with respect to the tax consequences of an investment in the offered securities in their particular circumstances and with respect to the eligibility of the offered securities for investment by such investor under relevant Canadian legislation and regulations. Canadian investors should likewise consult with their own legal and tax advisers concerning the foreign income tax consequence of an investment in the offered securities, if any.

Rights of Action for Damages or Rescission

        Securities legislation in certain of the Canadian Private Placement Provinces provides purchasers of securities with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where this prospectus and any accompanying Prospectus Supplement and any amendment to them contains a "Misrepresentation". Where used herein, "Misrepresentation" means an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make any statement not misleading in light of the circumstances in which it was made. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed by applicable securities legislation.

Ontario

        Section 130.1 of the Securities Act (Ontario) provides that every purchaser of securities pursuant to an offering memorandum (such as this prospectus and any accompanying Prospectus Supplement) shall have a statutory right of action for damages or rescission against the issuer and any selling security holder in the event that the offering memorandum contains a Misrepresentation. A purchaser who purchases securities offered by the offering memorandum during the period of distribution has, without regard to whether the purchaser relied upon the Misrepresentation, a right of action for damages or, alternatively, while still the owner of the securities, for rescission against the issuer and any selling security holder provided that:

  if the purchaser exercises its right of rescission, it shall cease to have a right of action for damages as against the issuer and the selling security holders, if any;

  the issuer and the selling security holders, if any, will not be liable if they prove that the purchaser purchased the securities with knowledge of the Misrepresentation;

  the issuer and the selling security holders, if any, will not be liable for all or any portion of damages that it proves do not represent the depreciation in value of the securities as a result of the Misrepresentation relied upon; and

  in no case shall the amount recoverable exceed the price at which the securities were offered.

        Section 138 of the Securities Act (Ontario) provides that no action shall be commenced to enforce these rights more than:

          (a)   in the case of an action for rescission, 180 days from the day of the transaction that gave rise to the cause of action; or

          (b)   in the case of an action for damages, the earlier of:

      180 days from the day that the purchaser first had knowledge of the facts giving rise to the cause of action; or

      three years from the day of the transaction that gave rise to the cause of action.

        This prospectus and any accompanying Prospectus Supplement are being delivered in reliance on exemptions from the prospectus requirements contained under NI 45-106 (the "accredited investor" exemption). The rights referred to in section 130.1 of the Securities Act (Ontario) do not apply in respect of an offering memorandum (such as this prospectus and any accompanying Prospectus Supplement) delivered to a prospective purchaser in connection with a distribution made in reliance on the exemption from the prospectus requirement in section 2.3 of NI 45-106 if the prospective purchaser is:

          (a)   a Canadian financial institution (as defined in NI 45-106) or a Schedule III bank,

          (b)   the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada), or

          (c)   a subsidiary of any person referred to in paragraphs (a) and (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary.

Enforcement of Legal Rights

        All of the Company's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the Company or such persons. All or a substantial portion of the assets of the Company and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the Company or such persons in Canada or to enforce a judgment obtained in Canadian courts against the Company or such persons outside of Canada.

Language of Documents

        Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la reception de ce document, chaque investisseur canadien confirme par les presentes qu 'it a expressement exige que tous les documents faisant foi ou se rapportant de quelque maniere que ce soit a la vente des valeurs mobilieres decrites aux presentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rediges en anglais seulement.

 ERISA MATTERS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans ("ERISA Plans") that are subject to ERISA and on persons who are fiduciaries with respect to such Plans. In accordance with the ERISA's general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of offered securities on behalf of such Plan should determine whether such purchase is permitted under the governing Plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") prohibit certain transactions between an ERISA Plan or other plan subject to Section 4975 of the Code (such plans and ERISA Plans, "Plans") and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering the purchase of offered securities should consider whether such a purchase might constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code.

        HSBC Finance, or the underwriter, dealer or agent selling offered securities, may be considered a "party in interest" or a "disqualified person" with respect to many Plans. The purchase of offered securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement accounts and other plans described in Section 4975(c)(l) of the Code) and with respect to which HSBC Finance, or the underwriter, dealer or agent selling offered securities, is a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such offered securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment finds), PTCE 95-60 (an exemption for certain transactions involving life insurance general accounts), PTCE 96-23 (an exemption for certain transactions determined by in-house investment managers), or PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts). By purchase of the offered securities, a Plan will be deemed to represent that such purchase and the subsequent holding of the offered securities will not result in a non-exempt prohibited transaction. Any pension or other employee benefit plan proposing to acquire any offered securities should consult with its counsel.

WHERE YOU CAN FIND MORE INFORMATION

        HSBC Finance files annual, quarterly and special reports and other information with the SEC. You may read and copy any document filed by HSBC Finance at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our predecessor and our SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC later automatically updates and supersedes this information. We incorporate by reference the HSBC Finance documents listed below and any future filings made by HSBC Finance with the SEC under Sections l3(a), l3(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities:

  •
  Annual Report on Form 10-K for the year ended December 31, 2007;

  •
  Quarterly Reports on Form 10-Q for the quarter ended March 31, 2008, June 30, 2008 and September 30, 2008; and

  •
  Current Reports on Form 8-K filed on February 22, 2008, May 2, 2008, June 5, 2008 and November 28, 2008.

        You may request a copy of these filings, at no cost, by writing, emailing or telephoning us at: HSBC Finance Corporation, Office of the Secretary, 26525 North Riverwoods Boulevard, Mettawa, Illinois 60045, email: darcie.j.oakes@us.hsbc.com, Telephone: (224) 544-2953. These filings are also available on the website our company maintains at www.hsbcusa.com.

        You should rely only on the information incorporated by reference or provided in this prospectus or any Prospectus Supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

LEGAL OPINIONS

        The legality of the offered securities will be passed upon for HSBC Finance by Mick Forde, Senior Vice President, General Counsel-Treasury and Assistant Secretary of HSBC Finance. Sidley Austin LLP, Chicago, Illinois has acted as special tax counsel to HSBC Finance in connection with tax matters related to the issuance of Debt Securities. Certain legal matters will be passed upon for underwriters and agents by McDermott Will & Emery LLP, Chicago. Illinois. Mr. Forde is a full-time employee and an officer of HSBC Finance and owns equity securities of HSBC Holdings.

EXPERTS

        The consolidated financial statements of HSBC Finance as of December 31, 2007 and 2006 and for the three-year period ended December 31, 2007, which are included in our audited consolidated financial statements and related notes thereto included in our Current Report on Form 8-K filed on November 28, 2008, which provides supplemental information to our Annual Report on Form 10-K, and the effectiveness of internal control over financial reporting as of December 31, 2007, included in our Annual Report on Form 10-K for the year ended December 31, 2007, have been incorporated by reference in this Prospectus Supplement and in the registration statement in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.